                                                                   EXHIBIT 10.28

         ------------------------------------------
                       AMENDED AND RESTATED MILL I LEASE

                  -------------------------------------------
                                    between

                        CREDIT SUISSE LEASING 92A, L.P.,

                                                       as Lessor

                                      and

                            TENNECO PACKAGING INC.,

                                                       as Lessee

                                        Dated:         As of November 4, 1996

                                        Location:      Town of Bradley

                              County of Lincoln
                              State of Wisconsin

THIS LEASE HAS BEEN MANUALLY EXECUTED IN COUNTERPARTS NUMBERED CONSECUTIVELY FROM l TO __. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OF THIS LEASE OTHER THAN COUNTERPART NO. 1.

                          This is Counterpart No. ____

                               TABLE OF CONTENTS

                           (Not a part of the Lease)

Paragraph                                                                  Page
---------                                                                  ----

 1.       Lease of Mill I Property; Title and Condition...................  2

 2.       Use; Quiet Enjoyment; Ownership; Hazardous Materials............  2

 2A.      Acquisition; Construction; Financing............................  4

 3.       Term............................................................  5

 4.       Rent............................................................  5

 5.       Net Lease; Non-Terminability....................................  6

 6.       Taxes and Assessments; Compliance with Law; Certain Agreements..  7

 7.       Matters of Title................................................  8

 8.       [Intentionally Omitted].........................................  10

 9.       Maintenance and Repair; Inspection..............................  10

                                       i
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Paragraph                                                                  Page
---------                                                                  ----

10.       Mill I Alterations; Removal.....................................  11

11.       Lessee's Right to Contest Real Property Taxes...................  13

12.       Condemnation and Casualty.......................................  14

13.       Environmental Event.............................................  18

14.       Offer to Purchase...............................................  23

15.       Procedure Upon Purchase.........................................  24

16.       Insurance.......................................................  26

17.       Subletting; Assignability; Amendment of Facility Agreements.....  29

18.       Permitted Contests..............................................  30

19.       Default Provisions..............................................  32

20.       Additional Rights; Mortgage.....................................  35

                                      ii
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Paragraph                                                                  Page
---------                                                                  ----

21.       Notices, Demands and Other Instruments..........................  41

22.       No Default Certificate..........................................  41

23.       Surrender.......................................................  42

24.       Severability; Binding Effect; Governing Law; Non-Recourse.......  44

25.       Headings and Table of Contents..................................  45

26.       Lessor's Right to Cure Lessee's Default.........................  45

27.       Lessee's Options Upon Expiration................................  45

28.       Protective Expenditures.........................................  50

29.       Limitations on Amounts Payable..................................  51

30.       No Merger of Title..............................................  51

31.       Payments to the Agent...........................................  51

                                      iii
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Paragraph                                                                  Page
---------                                                                  ----

32.       Remaining Moneys................................................  51

33.       Replace and Supersede...........................................  52

Schedule A - Description of the Mill I Parcel

Schedule B - Fixed Rent and Additional Rent Schedule

Schedule C - Environmental Disclosure

Exhibit A - Performance Tests

AMENDED AND RESTATED MILL I LEASE dated as of November 4, 1996 (this "Lease")
                                                                      -----
between CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership (the "Lessor"), having an address at 11 Madison Avenue, New York, New York 10010 and
 ------
TENNECO PACKAGING INC., a Delaware corporation (the "Lessee"), having an address
                                                     ------
at 1603 Orrington Avenue, Evanston, Illinois 60201. The schedules and exhibits referred to in this Lease are hereby incorporated by reference herein. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Participation Agreement dated as of November 4, 1996, by and among NEW TENNECO INC., the Lessee, the Lessor, STATE STREET BANK AND TRUST COMPANY, as Collateral Agent, and CITIBANK, N.A., as Agent, and the Persons named therein as Note Holders (as the same may be amended, modified or supplemented from time to time, the "Participation Agreement").
                                     -----------------------

                             Preliminary Statement
                             ---------------------

          The Lessor and the Lessee entered into a certain Mill I Lease dated as of November 4, 1996, pursuant to which the Lessor agreed to sublease the Mill I Parcel and lease Mill I, the Mill I Improvements and the Mill I Alterations to the Lessee on the terms and subject to the provisions therein set forth (the "Original Mill I Lease"). The Lessor and the Lessee wish to modify and amend
----------------------
certain provisions of the Original Mill I Lease and to restate, in its entirety, the provisions of the Original Mill I Lease, all in the manner hereinafter set forth. It is intended by the Lessor and the Lessee that (a) this Lease replaces in its entirety and supersedes in all respects the Original Mill I Lease and (b) that all references in the Participation Agreement and any of the Operative Documents to the "Mill I Lease" shall mean and refer to this Lease.

          As of the Financing Closing Date, the Lessor will have acquired a leasehold interest in the Mill I Parcel described on Schedule A hereto and fee title to Mill I located on the Mill I Parcel. The Lessor wishes to sublease the Mill I Parcel, and lease Mill I, the Mill I Improvements and the Mill I Alterations to the Lessee (for convenience of reference, such sublease of the Mill I Parcel and lease of Mill I, the Mill I Improvements, the Mill I Alterations and the balance of the Mill I Property being collectively referred to as the lease of the Mill I Property) and the Lessee wishes to lease the same from the Lessor for the Term, or the Extended Term (as defined below), as applicable, and on the terms and subject to the provisions hereafter set forth.

          NOW, THEREFORE, the parties do hereby agree as follows:

          1.   Lease of Mill I Property; Title and Condition.  (a)  In
               ---------------------------------------------
consideration of the rents and covenants herein stipulated to be paid and performed by the Lessee, for the Term, or the Extended Term (as applicable), and upon the terms and conditions herein specified, (i) the Lessor hereby leases to the Lessee the Mill I Property and (ii) the Lessee hereby leases and accepts from the Lessor the Mill I Property. The Mill I Property is leased to the Lessee subject to (w) the terms, covenants and provisions of the Mill I Ground Lease, (x) all applicable Legal Requirements and all of the insurance requirements set forth in paragraphs 16(a) through (c) hereof (collectively, the "Insurance Requirements") now or hereafter in effect; (y) all Permitted
 ----------------------
Encumbrances; and (z) the terms, covenants and provisions of this Lease. The Lessee has, as of the date hereof, examined the Mill I Property and title thereto and has found the same satisfactory for all purposes of this Lease.

          (b) THE LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE MILL I PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR AS TO THE LESSOR'S TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE LESSEE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE MILL I PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, OR LESSOR'S TITLE TO ANY OF THE SAME, WHETHER PATENT OR LATENT, THE LESSOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS PARAGRAPH 1(b) HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY AND ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, BY THE LESSOR WITH RESPECT TO THE MILL I PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER LAW, NOW OR HEREAFTER IN EFFECT.

2.   Use; Quiet Enjoyment; Ownership; Hazardous Materials. (a) The Lessee shall
     ----------------------------------------------------
use the Mill I Property solely as a pulp and paper mill facility, storage facilities and related business offices, in a manner consistent with the provisions of paragraph 9. The Lessee covenants that it will cause Mill I, the Mill I Improvements and the Mill I Alterations (to the extent the same are or become an integral part of the Mill I Property) at all times to be located on the Mill I Parcel.

(b) During the Term or the Extended Term, the Lessor covenants that, unless a Default or an Event of Default or a Major Environmental Event has occurred and is continuing, it will not, and will not permit any party claiming by or under the Lessor (subject to the terms, covenants and provisions of the Ground Lease) to, (i) grant, create or suffer to exist any Lien upon the Mill I Property (or any part thereof or interest therein) other than the Permitted Encumbrances (excluding therefrom any Lessor's Lien); or (ii) interfere with the peaceful and quiet possession and enjoyment of the Mill I Property by the Lessee; provided,
                                                                     --------
however, that the Lessor, the Agent, the Collateral Agent, the Equity Investor,
-------
the Independent Engineer, the Environmental Consultant, the Appraiser and their respective successors, assigns, representatives and agents (the "Lessor Group")
                                                                 ------------
may, upon advance written notice to the Lessee (unless any member of the Lessor Group, each in its sole discretion, has reason to believe that a Default, an Event of Default or a Major Environmental Event has occurred and is continuing or other exigent or emergency conditions exist, in which case no such notice shall be necessary), enter upon and examine the Mill I Property or any part thereof (including all records directly related to the Mill I Property) at reasonable times in compliance with and subject to Lessee's standard safety and security procedures, in effect from time to time; provided, further, that if a
                                                  --------  -------
Default, an Event of Default or a Major Environmental Event has occurred and is continuing or if the Lessee has exercised its option to terminate this Lease pursuant to clause (ii) of paragraph 27(a), then the Lessee shall give the Lessor Group such additional access to the Mill I Property and to the Lessee's books and records relating to the management, operation, use, maintenance, renovation, construction or occupancy of the Mill I Property as it may require for any purpose, including, without limitation, for marketing, selling, operating or otherwise disposing of the Mill I Property.

(c) The Lessor will not, and will not permit any party claiming by, through or under the Lessor to assign, transfer, lease or convey the Mill I Property or this Lease, or any part thereof or interest therein other than to the Collateral Agent. The foregoing restriction will not apply to (i) removal of the Mill I Alterations by the Lessee to the extent permitted under this Lease or (ii) any assignment, transfer or conveyance of the Mill I Property or this Lease to the Collateral Agent or as otherwise permitted under the Interparty Agreement or under the Participation Agreement; provided that any such assignment,
                                   -------- ----
transfer or conveyance (prior to the Expiration Date or when an Event of Default does not exist) is expressly subordinate to the rights of the Lessee under this Lease and (y) subject to the rights of the Lessee to purchase the Mill I Property pursuant to the Operative Documents.

(d) The Lessor, at the Lessee's sole cost and expense, shall cooperate or assist with the Lessee's efforts to obtain all services, Permits and contracts necessary and useful for the renovation and construction of the Mill I Improvements and the acquisition, operation and maintenance of the Mill I Property for the intended purposes thereof, and the Lessor may, and to the extent required in paragraph 7(c) shall, execute such documents or papers as may be reasonably necessary for such purposes. The Lessee further covenants that it shall at its own cost and expense on behalf of and in the name of the Lessor, apply for, obtain and maintain all Permits required in order to permit the lawful ownership of the Mill I Property by the Lessor during the Term or the Extended Term, as the case may be.

(e) Any failure by the Lessor or such other Person to comply with the foregoing provisions of this paragraph 2 or any other provisions of this Lease shall not give the Lessee any right to cancel or terminate this Lease, or to abate, reduce or make deduction from or offset against any Fixed Rent, Additional Rent or other sum payable under this Lease, or to fail to perform or observe any other covenant, agreement or obligation hereunder.

(f) The Lessee shall, and it shall require and ensure that any and all sublessees, employees, contractors, subcontractors, agents, representatives, affiliates, consultants, occupants and any and all other Persons, subject to paragraph 13, (i) comply with all applicable Environmental Laws, and (ii) use, employ, process, emit, generate, store, handle, transport, dispose of and/or arrange for the disposal of any and all Hazardous Materials in, on or, directly or indirectly, related to or in connection with the Mill I Property or any part thereof in a manner consistent with prudent industry practice and in compliance with all applicable Environmental Laws, and in a manner which does not pose a significant risk to human health, safety (including occupational health and safety) or the environment. The Lessor and the Lessee hereby acknowledge and agree that the Lessee's obligations hereunder with respect to Hazardous Materials and Environmental Laws are intended to bind the Lessee with respect to matters and conditions on, in, under, beneath, from, with respect to, affecting, related to, in connection with, or involving the Mill I Property or any part thereof.

2A.  Acquisition; Construction; Financing. (a) The Lessee has entered into the
     ------------------------------------
Agency Agreement with the Lessor pursuant to which the Lessee as Construction Agent has agreed to complete the renovation and construction of such Mill I Improvements as the Lessee, in its sole discretion, shall determine to construct as contemplated by the Participation Agreement. The Mill I Improvements shall, as the construction of same is completed upon the Mill I Parcel, become a part of Mill I, and title thereto shall remain in the Lessor.

(b) In order to finance the acquisition by the Lessor of its leasehold interest in the Mill I Parcel and its ownership interest in the balance of the Mill I Property and to finance the cost of renovation and construction of the Mill I Improvements, if any, the Note Holders, as contemplated by the Participation Agreement, will advance to the Agent on behalf of the Lessor the Actual Project Costs up to their respective Note Commitments, and in consideration therefor, the Lessor will issue A-Notes and B-Notes to the Note Holders, and the Equity Investors, as contemplated by the Participation Agreement, will make an Equity Investment in the Mill I Property in an amount up to the Equity Investment Amount.

3.   Term.  The Mill I Property is leased for an initial term (the "Term") which
     ----                                                           ----
shall commence on the Financing Closing Date and shall terminate on January 30, 2002 (the "Expiration Date"), or such earlier date as this Lease shall be
           ---------------
terminated pursuant to any provision hereof; provided, however, this Lease may
                                             --------  -------
be extended for an Extended Term pursuant to paragraph 27(d) hereof.

4.   Rent.  (a)  During the Term (or the Extended Term, as applicable), the
     ----
Lessee shall pay to the Agent, on behalf of the Lessor, Fixed Rent on each Payment Date in the amounts determined in accordance with Schedule B hereto and Additional Rent (as defined below) in the amounts determined in accordance with (and at the times required under) the Operative Documents.

(b) All amounts that the Lessee is required to pay to the Lessor pursuant to this Lease (other than Fixed Rent), including, but not limited to, (i) unpaid Charges and all amounts set forth in paragraph 4(e)(ii) hereof, (ii) all sums, costs and expenses pursuant to paragraphs 23 and 26 hereof, (iii) all costs and expenses relating to the Mill I Property or the Lessee's use or the Lessor's ownership thereof (or leasehold interest therein), (iv) any and all amounts payable upon transfer or purchase of (or otherwise relating to) the Mill I Property, together with every fine, penalty, interest and cost that may be added for non-payment or late payment thereof, and

(v) all Additional Costs, shall constitute "Additional Rent". The Lessor shall
                                            ---------------
give the Lessee notice of any Additional Rent due hereunder promptly after it has knowledge of such Additional Rent, and shall use reasonable efforts to notify the Lessee in advance of the due date and amount of such Additional Rent; provided that failure to give such prompt notice shall not relieve the Lessee of its obligation to pay such Additional Rent, subject to, as applicable, the Lessee's rights, if any, under paragraph 18 hereof. Additional Rent shall be payable as provided for in Section II of Schedule B or as otherwise provided in this Lease.

(c) The Lessee shall pay to the Lessor, on demand, interest at the Default Rate on all amounts payable by it to the Lessor hereunder from the due date thereof until paid in full.

(d) All amounts payable by the Lessee hereunder shall be paid in lawful money of the United States of America and in immediately available funds by 11:00 a.m. (New York City time) on the applicable Payment Date or on the date when due, unless any such due date is not a Business Day, in which case payment shall be due and payable on the next succeeding Business Day, at the Agent's address as set forth in Schedule I to the Participation Agreement, or at such other address or to such other person in the United States of America or in such other manner as the Lessor from time to time may designate to the Lessee by written instructions.

(e) The Lessee shall perform all of its obligations under this Lease at its sole cost and expense and shall pay, when due and without notice or demand (except as otherwise provided in this Lease), all amounts due hereunder, under Section 8.13 of the Participation Agreement, or under the other Operative Documents or Securitization Documents. The Lessee agrees to pay on demand (i) all Charges (subject to Lessee's rights pursuant to paragraphs 11 and 18) and (ii) all indemnity obligations and all charges, reasonable fees, expenses and out-of-pocket costs of the Lessor, Lessor's Special Counsel, the Note Holders, the Equity Investors, the Collateral Agent and the Agent and other amounts, in accordance with the Participation Agreement.

5.   Net Lease; Non-Terminability.  (a)  This Lease is a net lease and, except
     ----------------------------
as otherwise expressly provided in this Lease, any present or future Law to the contrary notwithstanding, shall not terminate, nor shall the Lessee be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any Fixed Rent, Additional Rent or other sum payable hereunder. Except as otherwise expressly provided in this Lease, the obligations of the Lessee shall not be affected by reason of: (i) any damage to or destruction of the Mill I Property or any part thereof by any cause whatsoever (including, without limitation, by fire, Casualty or act of God or enemy or any other force majeure event); (ii) any Condemnation, including, without limitation, a temporary Condemnation of the Mill I Property or any part thereof; (iii) any prohibition, limitation, restriction or prevention of the Lessee's use, occupancy or enjoyment of the Mill I Property or any part thereof by any Person; (iv) any matter affecting title to the Mill I Property or any part thereof; (v) any eviction of the Lessee from, or loss of possession by the Lessee of, the Mill I Property or any part thereof, by reason of title paramount or otherwise; (vi) any default by the Lessor hereunder or under any other Operative Document or Securitization Document; (vii) the invalidity or unenforceability of any provision hereof or in the other Operative Documents or the impossibility or illegality of performance by the Lessor or the Lessee or both; (viii) any action of any Federal, state or local governmental authority; or (ix) any other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing. The parties intend that the obligations of the Lessee hereunder shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

(b) The Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting the Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. Except as expressly permitted in this Lease, the Lessee waives all rights to terminate or surrender this Lease, or to any abatement or deferment of Fixed Rent, Additional Rent or other sums payable hereunder or under the other Operative Documents. The Lessee shall remain obligated under this Lease in accordance with its terms, and the Lessee hereby waives any and all rights now or hereafter conferred by Law or otherwise to modify or to avoid strict compliance with its obligations under this Lease. All payments made to or for the benefit of the Lessor hereunder as required hereby shall be final, and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error.

6.   Taxes and Assessments; Compliance with Law; Certain Agreements.
     --------------------------------------------------------------
(a) The Lessee shall pay or cause to be paid, subject to paragraph 18, all Property Charges before the same become delinquent. If any Property Charge may legally be paid in installments, such Property Charge may be so paid in installments; provided that, the Lessee shall pay all such installments on or before the Expiration Date or earlier termination of this Lease.

(b) Subject to paragraph 13, the Lessee shall, at the Lessee's sole expense, comply, and cause the Mill I Property to comply, in all material respects, with all Legal Requirements; provided, however, the Lessee shall not be obligated to
                        --------  -------
comply with any Legal Requirement whose application or validity is being contested diligently and in good faith by appropriate proceedings (and provided that the failure to comply with such Legal Requirements during such contest is not reasonably likely to have a Material Adverse Effect). "Legal Requirements"
                                                           ----- ------------
means (i) all Laws, foreseen or unforeseen, ordinary or extraordinary, or arising from any restriction of record or otherwise, which now or at any time hereafter may be applicable to the (A) Lessor, as holder of the leasehold estate in the Mill I Parcel and the owner of the balance of the Mill I Property; (B) the Lessee, as lessee hereunder; or (C) the Mill I Property or any part thereof, or any of the adjoining sidewalks, or the ownership, construction, operation, mortgaging, occupancy, possession, use, non-use or condition of the Mill I Property or any part thereof and any other governmental rules, orders and determinations now or hereafter enacted, made or issued, and applicable to the Lessor, as lessee of the Mill I Parcel or as owner of the balance of the Mill I Property, the Lessee, as lessee hereunder, or the Mill I Property or any part thereof or the ownership, construction, operation, mortgaging, occupancy, possession, use, non-use or condition thereof whether or not presently contemplated; and (ii) all agreements (including, without limitation, all Facility Agreements), Permits, covenants, and restrictions applicable to the Mill I Property or any part thereof or the ownership, construction, operation, mortgaging, occupancy, possession, use, non-use or condition thereof.

(c) The Lessee shall, and (unless a Default, an Event of Default or a Major Environmental Event has occurred and is continuing and the Lessor has revoked such authority) is hereby authorized by the Lessor to, fully and promptly keep, observe, perform and satisfy, on behalf of the Lessor, any and all obligations, conditions, covenants and restrictions of or on the Lessor under the Ground Lease and any and all Facility Agreements so that there will be no default thereunder and so that the other parties thereunder shall be and remain at all times obliged to perform their obligations thereunder, and the Lessee, to the extent within its control, shall not permit to exist any condition, event or fact that could allow or serve as a basis or justification for any such Person to avoid such performance.

7.   Matters of Title.  (a)  The Lessee shall not create or permit to be created
     ----------------
or exist, and shall promptly remove and discharge, any Lien upon this Lease, the Mill I Property or any other part thereof or interest therein, or upon any Fixed Rent, Additional Rent or other sum paid hereunder, which Lien arises for any reason, including, without limitation, any and all Liens which arise out of the ownership, leasing, use, condition, occupancy, construction, possession, repair or rebuilding of the Mill I Property or any part thereof (including, without limitation, by reason of construction and start-up of the Mill I Improvements) or by reason of labor or materials furnished or claimed to have been furnished to the Lessee or for the Mill I Improvements or any part thereof, but excluding Permitted Encumbrances and Liens created by the Operative Documents. Lessee's obligation to remove any of the above-described Liens arising prior to the termination of this Lease (or arising due to circumstances occurring prior to the termination of this Lease) shall survive the termination of this Lease. Nothing contained in this Lease shall be considered as constituting the consent or request of the Lessor, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Mill I Property or any part thereof. NOTICE IS HEREBY GIVEN THAT THE LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING OR POSSESSING THE MILL I PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER SIMILAR STATUTORY LIENS FOR ANY LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE LESSOR'S INTEREST OR ESTATE IN THE MILL I PROPERTY OR ANY PART THEREOF.

(b) The Lessee hereby acknowledges that this Lease shall at all times be subject and subordinate to the Mill I Mortgage. However, so long as no Event of Default under this Lease shall have occurred and be continuing, in the event of a Lessor Event of Default (as defined in the Interparty Agreement), the Collateral Agent will not (i) take any action to disturb the Lessee's possession and occupancy of the Mill I Property nor to diminish or interfere with any of the Lessee's rights and priveleges under this Lease, and/or (ii) join the Lessee as a party defendant in any action or proceeding for the purpose of terminating the Lessee's interest and estate under this Lease.

(c) The Lessor agrees that the Lessee during the Term shall have the exclusive right (so long as no Default, Event of Default or Major Environmental Event has occurred and is continuing) to secure subdivision approvals, site plan approvals, annexation or de-annexation approvals, zoning variances and Permits necessary or desirable for the development, use, operation, maintenance or condition of the Mill I Property or any part thereof; provided that the fair
                                                      --------
market value, marketability or use of the Mill I Property is not lessened by any such action. The Lessor agrees to execute such documents and take all other actions as shall be reasonably requested, and otherwise cooperate with the Lessee, in connection with the matters described above; provided, however, that
                                                        --------  -------
all costs and expenses incurred by the Lessor in connection therewith shall be borne by the Lessee and that the Lessor shall not be required to execute any documents which would, in the reasonable opinion of the Agent or Lessor, adversely affect the value, marketability or use of the Mill I Property or otherwise adversely affect the transactions contemplated by the Operative Documents or the interests of the Lessor, the Equity Investors or the Note Holders.

8.   [Intentionally Omitted.]

9.   Maintenance and Repair; Inspection.  (a)  Subject to paragraph 12, the
     ----------------------------------
Lessee, at its own cost and expense, will manage and maintain the Mill I Property in good mechanical condition and repair (ordinary wear and tear excepted), in accordance with prudent industry practice and in a manner consistent with that of other similar properties owned or operated by it or its Affiliates similarly situated, and will take all action, and will make all changes and repairs, structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary, which may be required to maintain the Mill I Property in good mechanical condition and repair (ordinary wear and tear excepted), in accordance with prudent industry practice, and in compliance with all Legal Requirements (subject to paragraph 13) and Insurance Requirements at any time in effect. The Lessee shall, in accordance with prudent industry practice, repair or replace each item constituting Mill I and/or the Mill I Improvements that shall have become worn out, damaged, inoperative or obsolete in whole or in part; provided, however, that (i) the fair market value,
                     --------  -------
marketability or use of
the Mill I Property shall not be lessened and (ii) such replacements shall be of a type currently used in the industry for the same purpose and having a remaining useful life at least as long as that of Mill I or the Mill I Improvements (or any part thereof), as the case may be, repaired or replaced (prior to obsolescence, loss or damage and the like). All repairs, replacements and rebuilding by the Lessee hereunder, to the extent permitted by Law, shall immediately become and shall remain part of the Mill I Property of the Lessor, subject to this Lease. The Lessor shall not be required to, and Lessee hereby waives any right to require the Lessor to, manage, maintain, replace, repair or rebuild Mill I, the Mill I Improvements or any part thereof and the Lessee waives any and all rights it may now or hereafter have to make any repairs at the cost and expense of the Lessor pursuant to any Legal Requirement, Insurance Requirement, or otherwise, at any time in effect.

(b) Except for Permitted Encumbrances, in the event that all or any part of Mill I or the Mill I Improvements shall encroach upon any property or right-of-way adjoining or adjacent to the Mill I Parcel or any part thereof, or shall violate any agreements or conditions affecting the Mill I Property or any part thereof, or shall obstruct any easement or right-of-way to which the Mill I Property or any part thereof may be subject, then the Lessee shall, at its sole cost and expense, either (i) contest such matter pursuant to paragraph 18 hereof, (ii) obtain valid and effective Permits for or consents to such encroachments and/or violations (without any liability to the Lessor, the Agent, the Equity Investors or the Note Holders for which such parties are not indemnified by the Lessee) or waivers or settlements of all claims, liabilities and damages resulting therefrom, or (iii) make such changes, including alteration or removal, to Mill I or the Mill I Improvements (as the case may be) and take such other action as shall be reasonably necessary to rectify such encroachments, violations, hindrances, obstructions or impairments, subject to the Lessor's consent if and to the extent required by paragraph 10(a) hereof.

(c) Within 60 days after the end of the first three quarters of each fiscal year and within 90 days after the end of the fourth fiscal quarter of each fiscal year the Lessee shall give the Lessor and the Agent prompt written notice of any mechanical problems which required non-scheduled shutdown of operations of Mill I for fifteen (15) consecutive days or an aggregate of thirty (30) days during the fiscal quarter just ended and shall state the specific reasons for such shutdown.

(d) The Lessor Group shall have the right (which may be delegated to its consultants and authorized representatives) to inspect the Mill I Property and records directly related to the operation of the Mill I Property and to discuss such of the affairs, finances, and accounts as are relevant to the Operative Documents with the officers of Lessee, in all cases, at reasonable times in compliance with and subject to Lessee's reasonable security and safety procedures, in effect from time to time. Any such inspection shall be made after advance written notice to the Lessee is given; provided, however, that no
                                               --------  -------
advance written notice need be given if any member of the Lessor Group, in its sole discretion, has reason to believe that a Default, Event of Default or a Major Environmental Event has occurred or other exigent or emergency conditions exist; and provided further, that all such inspections upon the occurrence and
           -------- -------
during the continuance of a Default, an Event of Default or a Major Environmental Event shall be at the expense of the Lessee.

10.  Mill I Alterations; Removal.  (a)  At any time, so long as no Default,
     ---------------------------
Major Environmental Event or Event of Default shall have occurred and be continuing, the Lessee may, at its own cost and expense, make Mill I Alterations to the Mill I Property or any part thereof; provided, however, that (i) the fair
                                            --------  -------
market value of the Mill I Property shall not be lessened by such Mill I Alterations; (ii) such Mill I Alterations shall not diminish the capacity, utility, efficiency, or remaining useful life of the Mill I Property or any part thereof; and (iii) such work shall be completed in a good and workmanlike manner free and clear of any Liens for labor, services or materials (other than Permitted Encumbrances) and in compliance with all applicable Legal Requirements and Insurance Requirements. "Mill I Alterations" means any and all additions to,
                             ------------------
alterations of or replacements for the Mill I Property or any part thereof made by or for the Lessee, at the cost and expense of the Lessee, excluding Mill I Improvements and any replacements installed as part of scheduled maintenance procedures.

(b) Title to all Mill I Alterations shall vest in the Lessor (free and clear of all Liens, except Permitted Encumbrances) subject to the right of Lessee to remove such Mill I Alterations as provided hereunder. Upon any removal of the Mill I Alterations permitted hereunder, the Lessor (at the expense of the Lessee) shall execute and deliver to the Lessee such instruments and releases as are reasonably required to transfer the Mill I Alterations to the Lessee pursuant to instruments in each case containing no representation or warranty (expressed or implied) except that such Mill I Alterations are free and clear of any Lien created under the Operative Documents or any Lessor Lien.

(c) So long as no Default, Major Environmental Event or Event of Default shall have occurred and be continuing, the Lessee shall be permitted at any time during, or upon the expiration or termination of, the Term or the Extended Term as applicable, and at its sole cost and expense, to remove or demolish any Mill I Alterations in accordance with prudent industry practices; provided, however,
                                                             --------  -------
that, such removal shall not (i) impair the intended use or reduce the fair market value of the Mill I Property or any part thereof below its fair market value at the commencement of the Term; (ii) diminish the capacity, efficiency, utility or remaining useful life of the Mill I Property or any part thereof below the capacity, efficiency, utility or remaining useful life as of the commencement of the Term; or (iii) cause a violation of any Legal Requirement or Insurance Requirement or significantly increase any risk of liability under any Environmental Law or any risk to human health or the environment. Any damage to the Mill I Property or any part thereof caused by such removal shall promptly be repaired by the Lessee and the Mill I Property (and each and every part thereof) shall be restored to its condition (or the reasonable equivalent thereof) as it existed immediately prior to the construction of such removed Mill I Alterations, at the Lessee's sole cost and expense. The Lessee may place upon the Mill I Parcel or any part thereof any inventory, fixtures, machinery, equipment or other property belonging to the Lessee or third parties and remove the same at any time during the Term or the Extended Term, as applicable (to the extent the same are not nor become an integral part of the Mill I Property and so long as no Default, Event of Default or Major Environmental Event shall have occurred and be continuing), and Lessee may (to the extent the same are not or do not become an integral part of the Mill I Property and so long as no Default, Event of Default or Major Environmental Event shall have occurred and be continuing), and at the request of the Lessor shall, remove the same at the expiration or termination hereof unless the Lessee shall have paid the Offer Purchase Price and purchased the Mill I Property pursuant to the terms of this Lease; provided that any damage to the Mill I Property or any part thereof
       --------
caused by such removal shall promptly be repaired by the Lessee, and the Mill I Property (and each and every part thereof) restored to its condition (or the reasonable equivalent thereof) as it existed immediately prior to the placement of any such property upon the Mill I Parcel, all at the Lessee's sole cost and expense.

(d) Not less than 30 days before the beginning of each calendar year, the Lessee shall provide the Lessor and the Agent with a report of the Lessee's capital spending plans for the ensuing calendar year for Mill I Alterations and supporting details describing any single capital expenditure for a Mill I Alteration in excess of $5 million. Such report shall be accompanied by a certification from the Lessee to the effect that all such planned Mill I Alterations will comply with the standards set forth in paragraph 10(a).

11.  Lessee's Right to Contest Real Property Taxes.  The Lessee, at its own cost
     ---------------------------------------------
and expense and in compliance with paragraph 18, shall have the sole right, at any time, to seek, in good faith, a reduction in the assessed valuation of the Mill I Property or any part thereof or to contest, in good faith, any real or personal property taxes for the Mill I Property or any part thereof. The Lessor shall not be required to join in any proceeding or contest brought by the Lessee unless the provisions of any Legal Requirement require that the proceeding or contest be brought by or in the name of the owner of the Mill I Property. In that case the Lessor shall join in the proceeding or contest or permit it to be brought in the Lessor's name as long as the Lessee reimburses the Lessor for any and all costs and expenses incurred by the Lessor in connection therewith. The Lessee, on a final non-appealable determination of the proceeding or contest, shall immediately pay, discharge and satisfy any decision or judgment rendered, together with all costs, interest and penalties incidental to the decision or judgment.

12.  Condemnation and Casualty.  (a)  General.  The Lessee hereby irrevocably
     -------------------------        -------
assigns to the Lessor any award or compensation or insurance payment or other proceeds to which the Lessee may become entitled by reason of its interest in the Mill I Property or any part thereof (other than proceeds from business interruption insurance) if (i) the Mill I Property or any part thereof is damaged or destroyed by fire or other casualty (each, a "Casualty") or (ii)
                                                         --------
the use, occupancy or title of the Mill I Property or any part thereof is taken or requisitioned or sold in, or on account of any actual or threatened condemnation or eminent domain proceedings, or other action by any Person having the power of eminent domain or condemnation (each, a "Condemnation"); provided,
                                                      ------------    --------
however, that the Lessee shall be entitled to any proceeds as a result of any
-------
Condemnation or Casualty affecting the Mill I Alterations to the extent that the Lessee would otherwise be entitled to remove such Mill I Alterations pursuant to paragraph 10(c); and provided, further, that the Lessee
                                             --------  -------
shall be entitled to any proceeds as a result of any Condemnation or Casualty for which the award, compensation, insurance payment, or other proceeds to which the Lessee may be entitled does not exceed $100,000 (the "Excluded Proceeds").
                                                           -----------------

The Lessee shall promptly notify the Lessor in writing of any such Casualty or Condemnation and shall appear in any proceeding or action to defend, negotiate, prosecute or adjust any claim for any award or compensation or insurance payment on account of any Casualty or Condemnation and shall take all appropriate action in connection with any Casualty or Condemnation, including the employment of counsel reasonably satisfactory to the Lessor. The Lessor shall have the right to appear and participate and to employ counsel in any such proceeding or action, and the fees and expenses of such counsel shall be paid by the Lessee. If the Lessee shall elect not to appear or shall fail to prosecute diligently, the Lessor may assume the prosecution thereof and the Lessee shall pay all of the costs and expenses of the Lessor (including, but not limited to, fees and expenses of Lessor's Special Counsel) and the fees and expenses of Special Counsel. No settlement of any such proceeding or action shall be made by the Lessee or the Lessor without the written consent of the other party hereto, which consent shall not unreasonably be withheld, conditioned or delayed.

Any and all amounts in excess of the self insured retention limits hereunder representing proceeds (other than proceeds from business interruption insurance, proceeds with respect to Mill I Alterations permitted to be removed pursuant to paragraph 10(c) and Excluded Proceeds) paid in connection with any such Condemnation or Casualty, as the case may be (collectively, the "Proceeds"),
                                                                 --------
shall be paid over to the Proceeds Trustee (as defined below) to be held in trust by such Proceeds Trustee and distributed pursuant to this paragraph 12 and paragraph 15 hereof or pursuant to the Interparty Agreement, as appropriate (all such Proceeds, less the costs and expenses incurred by the Lessor and the Lessee in collecting such amounts, but including any reimbursement by the Lessee for costs and expenses in connection therewith to which the Lessor, the Equity Investors and the Note Holders are entitled pursuant to the Operative Documents, are the "Net Proceeds"). Any and all Proceeds received by the Lessee in
         ------------
connection with any such proceeding or action shall be paid over to the Lessor, shall be segregated from other funds of the Lessor and shall be forthwith paid over to the Proceeds Trustee. The Lessee agrees that this Lease shall control the rights of the Lessor and the Lessee in any such Proceeds, and any present or future Law to the contrary is hereby waived. Any and all reasonable charges, fees and expenses of the Proceeds Trustee shall be paid from the Net Proceeds. "Proceeds Trustee"
                                                           ----------------
shall mean the Agent or such title company or other independent bank or trust company as may be designated by the Lessor.

(b)  Condemnation or Casualty with Termination.
     -----------------------------------------

          (i) Within ten (10) days after the amount of the Proceeds to be paid to the Lessee or the Proceeds Trustee is determined, the Lessee shall decide whether the Lessee shall rebuild, replace and repair the damage to the Mill I Property; provided, however, that the Lessee shall not be obligated to rebuild
          --------  -------
any Mill I Alterations to the extent that the Lessee would otherwise have been entitled to remove such Mill I Alterations pursuant to paragraph 10(c). If the Lessee decides not to rebuild, replace and repair the damage to the Mill I Property, the Lessee shall, within such ten (10) day period, deliver to the Lessor an Offer to Purchase in accordance with paragraphs 14 and 15 hereof. Prior to the Closing Date, the Lessee shall continue to pay all Fixed Rent, Additional Rent and all other amounts due hereunder.

          (ii) If a Casualty or Condemnation occurs during the Term (or the Extended Term, as applicable) and the Lessor has received an opinion, which shall be at the Lessee's sole cost and expense, of the Independent Engineer to the effect that the restoration of the Mill I Property could not be expected to restore and rebuild the Mill I Property to its previous capacity, efficiency and remaining useful life or such restoration and rebuilding could not be expected to be completed in full prior to the Expiration Date or that the cost of such restoration or rebuilding would exceed 25% of the fair market value of the Mill I Property immediately prior to such Casualty or Condemnation, then the Lessor may, in its sole discretion, deliver a notice ("Lessor Termination Notice")
                                                -------------------------
declaring Lessor's intention to terminate this Lease and the Lessee shall be deemed to have delivered to the Lessor as of the date of the Lessor Termination Notice an Offer to Purchase in accordance with paragraphs 14 and 15 hereof.

          (c)  Condemnation or Casualty Without Termination.  If, after a
               --------------------------------------------
Casualty or Condemnation, the Lessee has not given an Offer to Purchase and Lessor has not given a Lessor Termination Notice in accordance with paragraph 12(b), then this Lease shall continue in full force and effect, and the Lessee shall, at its sole cost and expense, promptly commence and diligently pursue to completion the rebuilding, replacement or repair of any damage to the Mill I Parcel, Mill I and the Mill I Improvements caused by such event in conformity with the requirements of paragraph 9 or 10, as applicable, in order to restore the Mill I Parcel, Mill I and the Mill I Improvements (in the case of a Condemnation, as nearly as practicable) to the value and operating condition thereof immediately prior to such event. In connection with such restoration the Lessee shall, before beginning such restoration, submit plans and specifications for such restoration, together with an estimate of the cost thereof, and all necessary construction contracts therefor for the Lessor's and the Independent Engineer's approval, which will not be unreasonably withheld, conditioned or delayed; provided that (i) the capacity, efficiency and utility
                        --------
of the Mill I Parcel, Mill I and the Mill I Improvements shall not, after such restoration, be less than the capacity, efficiency and utility prior to such Casualty or

Condemnation; (ii) the fair market value of the Mill I Parcel, Mill I and the Mill I Improvements shall not, after such restoration, be less than its fair market value prior to such Casualty or Condemnation; and (iii) if the estimated cost to complete such restoration exceeds the amount of Net Proceeds, the Lessor is, in its sole judgment, satisfied that the Lessee shall have sufficient funds (the "Excess Funds") available to pay such excess, which Excess Funds shall be
      ------------
deposited by the Lessee with the Proceeds Trustee and distributed to the Lessee as hereinafter provided. If the conditions set forth in the foregoing proviso are not satisfied, the Lessee shall be deemed to have made an Offer to Purchase. Such work shall be completed in a good and workmanlike manner free and clear of all Liens for labor, services or materials (except Permitted Encumbrances) and in compliance with all applicable Legal Requirements and Insurance Requirements. Upon completion of such work, the Lessee shall cause the Independent Engineer to deliver a certificate to the effect that final completion of the work has occurred and that the operating condition of the Mill I Property, after taking into consideration the restoration, is equivalent to, or better than, the operating condition that existed immediately prior to the Casualty or Condemnation assuming compliance with paragraph 9 hereof. All fees and expenses of the Independent Engineer in connection with any rebuilding and restoration shall be at the Lessee's sole cost and expense.

          The Lessee shall be entitled to receive payment from the Net Proceeds or the Excess Funds, as the case may be, from time to time as such work of rebuilding, replacement or repair progresses, but only after presentation of certificates of the Independent Engineer, delivered by the Lessee to the Proceeds Trustee (with a copy to the Lessor) from time to time as such work of rebuilding, replacement or repair progresses. Each such certificate of the Independent Engineer shall describe the work for which the Lessee is requesting permission to pay or requesting payment and the cost incurred by the Lessee in connection therewith and shall state that such work has been properly completed and that the Lessee has not theretofore received payment for such work, and shall be accompanied by (i) an Officer's Certificate of the Lessee certifying that no Default, Event of Default or Major Environmental Event has occurred and is continuing and that the Net Proceeds and Excess Funds held by the Proceeds Trustee are adequate to complete such rebuilding, replacement or repair in accordance with this paragraph 12(c), and (ii) duly executed Lien waivers executed by each materialman or mechanic furnishing materials or labor for which the Lessee is requesting permission to pay or requesting payment. The Proceeds Trustee shall deliver, or cause to be delivered, payment within five (5) Business Days after its receipt of the certificates required above. In connection with such payments, the Proceeds Trustee shall first apply the Excess Funds to the cost of such restoration prior to the disbursement of any Net Proceeds by the Proceeds Trustee for such purpose. Upon receipt by the Proceeds Trustee (with a copy to the Lessor) of an Officer's Certificate from the Lessee, to the effect that final payment has been made for any such work and stating that the rebuilding, replacement or repair has been completed in compliance with the terms and conditions of this Lease, the remaining amount of such Net Proceeds shall be paid to the Lessee. The Lessee shall be responsible for the cost of any such repair, rebuilding or restoration in excess of such Net Proceeds and Excess Funds, for which cost the Lessee shall make adequate provision acceptable to the Lessor.

          (d)  Temporary Condemnation or Lease Termination.  Notwithstanding any
               -------------------------------------------
provision to the contrary contained in this paragraph 12, in the event of any temporary Condemnation this Lease shall remain in full force and effect, and provided no Default, Event of Default or Major Environmental Event has occurred and is continuing, the Lessee shall be entitled to receive the Net Proceeds allocable to such temporary Condemnation, except that if this Lease shall expire or terminate during such temporary Condemnation, then the Lessee shall be entitled to the Net Proceeds allocable to the period after the termination or expiration of this Lease only if it has paid the Offer Purchase Price for the Mill I Property.

          13.  Environmental Event.  (a)  The Lessee shall promptly, but in any
               -------------------
case within five (5) Business Days after discovery thereof, notify the Lessor, the Agent, the Collateral Agent, the Equity Investors and the Note Holders of the occurrence of a Reportable Environmental Event. For purposes hereof, an "Environmental Event" shall mean (i) any environmental event, occurrence, or
--------------------
condition in, on, beneath, from or involving the Mill I Property or any part thereof (including, but not limited to, the presence, emission or release of Hazardous Materials in violation of any Environmental Law or the violation of any applicable Environmental Law) that could reasonably be expected to result in any ordered remediation or corrective action required by Environmental Laws, or other liability under Environmental Laws, or that poses a significant risk to human health or the environment or (ii) the receipt by the Lessee of notification that the Lessee, the Lessor, the Mill I Property or any part thereof is the subject of an Environmental Action in connection with the Mill I Property that could reasonably be expected to result in any ordered remediation or corrective action required by Environmental Laws or other liability under Environmental Laws; provided, however, that as of the date hereof none of the matters described on Schedule C hereto shall be deemed an Environmental Event. For purposes hereof, a "Reportable Environmental Event"
                                                ------------------------------
shall mean an Environmental Event with respect to which the Remediation Costs could reasonably be expected to exceed $1 million, or, when added to the remaining Remediation Costs for all other then existing Environmental Events, could reasonably be expected to exceed $5 million. For purposes hereof, "Remediation Costs" include, but are not limited to, losses, fines, damages,
 -----------------
civil or criminal penalties, judgments, costs and expenses (including reasonable fees and expenses of legal counsel and consultants) incurred within a ten year period commencing with the discovery of the Environmental Event, and arising from activities to clean-up, remove, treat or in any other way respond to an Environmental Event as required by Environmental Laws or as may be necessary to avoid creating a significant risk to human health or the environment and any other damages related thereto.

          (b) If following the receipt of a notice of a Reportable Environmental Event pursuant to paragraph 13(a), the Lessor, the Agent, or the Holders of the Majority Interests, each in its or their sole discretion, determines that the Remediation Costs for each Reportable Environmental Event, alone or when combined with the remaining Remediation Costs for all other then existing Environmental Events, could reasonably be expected to exceed $25 million, the Lessor, the Agent, the Collateral Agent or the Holders of the Majority Interests may, at the expense of the Lessee, cause the Environmental Consultant to conduct an environmental audit of the affected portions of the Mill I Property and report the results of such audit to the Lessor, the Agent, the Equity Investors, the Note Holders and the Lessee. If the Environmental Consultant determines that the remaining Remediation Costs for all then existing Environmental Events could reasonably be expected to exceed $25 million (an "Environmental Trigger") but could not reasonably be expected to exceed $50
 ---------------------
million, the Lessee shall proceed diligently to prosecute the remediation or cure of such Environmental Event that gave rise to the Environmental Trigger prior to the expiration of a period of 120 days following the discovery of such Environmental Event (the "Initial Cure Period"). If,
                          --------------------
however, such Environmental Event is not capable of being fully remediated or cured within the Initial Cure Period, despite diligent efforts by the Lessee, the Initial Cure Period shall be extended at the written request of the Lessee as to such Environmental Event (i) for so long as the Lessee is proceeding diligently to remediate in full or cure such Environmental Event and, in the opinion of the Environmental Consultant the remaining Remediation Costs for all then existing Environmental Events could not reasonably be expected to exceed $50 million and (ii) for so long as the Guarantor's senior unsecured long-term debt is rated at least Baa3 by Moody's or BBB- by S&P or, if not rated by Moody's or S&P, has an implied rating of at least BBB- by S&P.

          (c) If, in the opinion of the Environmental Consultant, the remaining Remediation Costs for the Environmental Events contributing to the Environmental Trigger could reasonably be expected to exceed $50 million (a "Major
                                                               -----
Environmental Event") but could not reasonably be expected to exceed $100
-------------------
million, and the Environmental Event that gave rise to such Major Environmental Event is not capable of being fully remediated or cured within the Initial Cure Period, the Initial Cure Period shall be extended at the written request of the Lessee as to such Environmental Event for so long as the Lessee is proceeding diligently to remediate in full or cure such Environmental Event and all of the following conditions are satisfied:

               (i) As promptly as reasonably practicable and in any event not less than thirty (30) days prior to the end of the Initial Cure Period, the Lessee shall have submitted to the Agent (a) a copy of its plan of remediation, containing time and cost budgets and other supporting information, and (b) a copy of its written request for an extension specifying the date to which such extension is requested.

              (ii) The Lessor shall have received a report from the Environmental Consultant to the effect that the Environmental Consultant has reviewed the Lessee's plan of remediation and has found such plan to be in accordance with applicable Environmental Laws, consistent with prudent practices of the industry, and otherwise acceptable. The Lessor shall direct the Environmental Consultant to complete and submit such report before the end of the Initial Cure Period. If such report has not been completed as of the end of the Initial Cure Period, the cure period shall be deemed extended pending completion of such report, except to the extent that failure to submit such report on a timely basis is due in part or in whole to the failure or unreasonable delay of Lessee to provide cooperation and/or information reasonably required to complete such report.

              (iii) The Lessee shall have delivered to the Lessor an irrevocable and unconditional direct pay letter of credit, having a term coterminous with the Term (or Extended Term, as applicable), issued by a commercial bank organized under the laws of the United States or any political subdivision thereof having a combined capital and surplus of at least $500 million and having long-term unsecured debt securities then rated "A" or better by S&P and "A2" or better by Moody's and in an amount equal to 125% of the amount by which the remaining Remediation Costs for such Environmental Event as estimated by the Environmental Consultant are reasonably expected to exceed $50 million. Such letter of credit shall be increased or decreased from time to time, but not less frequently than annually, by an amount equal to 125% of any increases or decreases in the remaining Remediation Costs as estimated by the Environmental Consultant. Such letter of credit shall provide that drawings may be made thereon by the Lessor upon certification by the Lessor to the issuer that an Event of Default has occurred and is continuing or the Term (or Extended Term as applicable) has expired and the Lessee has failed to purchase the Mill I Property in accordance with the terms of this Lease.

              (iv) The senior unsecured long-term debt of the Guarantor shall at all times be rated at least Baa3 by Moody's or BBB- or better by S&P or, if not rated by Moody's or S&P, has an implied rating of at least BBB- by S&P.

              (v) (a) The Lessor shall have received a legal opinion acceptable to Lessor (from counsel selected by the Lessor and the Agent and acceptable to the Lessee) to the effect that the Lessee has obtained all permits necessary to remediate the Environmental Event, or, to the extent such permits are not then required, such counsel has no reason to believe that such required permits cannot be obtained at such time as required, as well as other legal matters reasonably requested by the Lessor. (b) The Lessor and the Agent shall also have received a legal opinion acceptable to Lessor and the Agent (from counsel selected by the Lessor and the Agent and acceptable to the Lessee) addressing any change in Law after the Financing Closing Date regarding the scope of protection from liability for Remediation Costs afforded to the Lessor and the Agent under Environmental Laws. Without prejudice to the rights of the Agent or the Holders of the Majority Interests under paragraph 13(d) of this Lease, to the extent such opinion is not satisfactory to the Lessor (because of a change of law or a change in interpretation thereof) the Lessee shall have the right to find a replacement Lessor within 30 days after the Lessor notifies the Lessee that such opinion is unsatisfactory to the Lessor. Upon replacement of the Lessor hereunder, the Lessor (for the benefit of the Equity Investors) shall receive in immediately available funds from its assignee an amount equal to the stated amount of the Equity Investment then outstanding, accrued and unpaid Distributions thereon to the date of payment and all other amounts due and payable to the Lessor and each Equity Investor under the Operative Documents.
(c) Such legal counsel shall be directed by the Lessor to complete and submit such opinions before the end of the Initial Cure Period. If such opinions are not completed before the end of the Initial Cure Period, the cure period shall be deemed extended pending completion of such opinions except to the extent that failure to submit such opinions on a timely basis is due in part or in whole to the failure of Lessee to timely provide available information reasonably required to complete such opinions.

              (vi) The Lessee shall deliver to the Lessor and the Agent monthly progress reports during the Initial Cure Period, and quarterly progress reports every three months thereafter, with respect to such curative actions or remediation, including a status report on the Remediation Costs incurred and the estimated remaining Remediation Costs, in form and substance satisfactory to the Lessor and the Agent.

              (vii) The Lessor and the Agent shall receive a report every three months after the end of the Initial Cure Period from the Environmental Consultant to the effect that the Lessee is complying with the remediation plan in all material respects and with all Environmental Laws applicable to the Environmental Event.

              (viii) Upon completion of the remediation plan, the Lessor, the Agent and the Collateral Agent shall receive a report from the Environmental Consultant to the effect that the Lessee has fully implemented the plan and is in compliance with all Environmental Laws applicable to the Environmental Event.

          (d) If an Environmental Event has occurred that results in an Environmental Trigger or a Major Environmental Event and the Environmental Event cannot be cured through a Permitted Remediation or if the Lessee fails to satisfy any of the requirements in the last sentence of paragraph 13(b) or any of the applicable conditions in paragraph 13(c) (an "Environmental Default"),
                                                     ---------------------
the Lessor, the Agent, or the Holders of the Majority Interests shall have the option, each in its or their sole discretion, to require the Lessee to purchase the Mill I Property for the Offer Purchase Price by giving written notice to the Lessor, and the Lessee shall then be deemed to have delivered to the Lessor, as of the date of receipt of such notice, an Offer to Purchase in accordance with paragraphs 14 and 15. A "Permitted Remediation" means any remediation of an
                          ---------------------
Environmental Event undertaken by the Lessee in compliance with the requirements of this paragraph 13, the remaining Remediation Costs of which, when combined with the remaining Remediation Costs of all other Environmental Events then existing, are not reasonably expected to exceed $100 million, which is permitted and effected, at the cost of the Lessee, in compliance with all applicable Environmental Laws.

          (e) Irrespective of whether a Major Environmental Event or an Environmental Trigger has occurred, the Lessee shall immediately initiate, and diligently pursue at its sole cost and expense, such actions as may be necessary to comply in all respects with all applicable Environmental Laws and to alleviate any significant risk to human health or the environment if the same arises from a condition on or in respect of the Mill I Property or any part thereof, whether existing prior to, on or after the date of this Lease. Once the Lessee commences such actions, the Lessee shall thereafter diligently and expeditiously proceed to comply in a timely manner with all Environmental Laws and to eliminate any significant risk to human health or the environment and shall, at the reasonable request of the Lessor or the Agent, give periodic progress reports on its compliance efforts and actions.

          (f) In connection with the formulation and implementation of any remediation plan, or the evaluation or review thereof, the Lessor, the Agent, the Note Holders, the Equity Investors, the Environmental Consultant, and their respective agents and legal counsel shall not communicate with regulatory authorities without the prior written consent of the Lessee unless an Environmental Trigger shall have occurred and be continuing. If any Environmental Trigger shall have occurred and be continuing, the Lessor, the Agent, the Note Holders, the Equity Investor, the Environmental Consultant and their respective agents and legal counsel shall first provide an opportunity to the Lessee to participate in such communications, except to the extent that such communications are required by Law.

          (g) A Major Environmental Event shall not be deemed to be continuing after the date upon which the remaining Remediation Costs from the Environmental Event that gave rise to such Major Environmental Event, when combined with the remaining Remediation Costs for all other Environmental Events contributing to such Major Environmental Event, could no longer reasonably be expected to exceed $50 million. An Environmental Trigger shall not be deemed to be continuing after the date upon which the remaining Remediation Costs for the Environmental Event that gave rise to such Environmental Trigger, when combined with the remaining Remediation Costs for all other Environmental Events contributing to such Environmental Trigger, could no longer reasonably be expected to exceed $25 million.

          14.  Offer to Purchase.  (a)  At any time during the Term (or the
               -----------------
Extended Term, as applicable), Lessee may (unless otherwise required to do so, in which case it shall) deliver to the Lessor and the Agent an irrevocable written offer to purchase the Mill I Property in its entirety (an "Offer to
                                                                   --------
Purchase") at least 20 days in advance of the Closing Date upon and subject to
--------
the applicable terms of this Lease.

(b) Any Offer to Purchase delivered or deemed to be delivered by the Lessee hereunder shall, notwithstanding anything to the contrary set forth therein, be irrevocable and unconditional and shall set forth the Closing Date and Termination Value to be paid by Lessee.

(c) The Lessor shall be deemed to have accepted such Offer to Purchase the Mill I Property on the date the Lessor receives the same. The procedure for the purchase of the Mill I Property and the purchase price therefor shall be governed by paragraph 15 hereof.

15.  Procedure Upon Purchase.  (a)  The date of the closing of the Lessee's (or
     -----------------------
its designee's) purchase of the Mill I Property (the "Closing Date") shall be
                                                      ------------
(i) on the Expiration Date pursuant to paragraph 27 hereof, or (ii) if the Lessee shall deliver (or shall be deemed to have delivered) an Offer to

Purchase pursuant to paragraph 14(a) hereof, on the next scheduled Payment Date following the date of Lessor's acceptance or deemed acceptance of such Offer to Purchase, or (iii) if the Lessee shall deliver (or be deemed to have delivered) an Offer to Purchase pursuant to paragraphs 12(b), 12(c) or 13(d), on the fifteenth day following the date of Lessor's acceptance or deemed acceptance of such Offer to Purchase, or (iv) if the Lessee shall pay the Offer Purchase Price pursuant to paragraph 19(h), on the date of the Lessor's receipt of the Offer Purchase Price. On the Closing Date, upon receipt by the Agent of the Offer Purchase Price, the Lessor shall convey, or cause to be conveyed, the Mill I Property (or, in the case of Casualty or Condemnation, the remaining portion thereof) to the Lessee or its designee by an appropriate recordable assignment of the leasehold interest in the Mill I Parcel, limited warranty deed and bill of sale to Mill I, the Mill I Improvements and the Mill I Alterations and assignment of the Facility Agreements (other than the rights of the Lessor to any indemnities thereunder), in each case containing no representation or warranty (expressed or implied) except that the Mill I Property is free and clear of Lessor Liens.

(b) On the Closing Date, the Lessee shall pay, or cause to be paid, to the Agent (on behalf of the Lessor) the Termination Value for the Mill I Property, as specified in the Offer to Purchase related thereto, and all Fixed Rent, Additional Rent and other sums then due and payable hereunder and under the other Operative Documents relating to the Mill I Property up to and including such Closing Date (such amounts, plus all Closing Costs, are herein referred to as the "Offer Purchase Price"), and the Lessor shall simultaneously (i) deliver
        --------------------
to the Lessee or its designee the instruments referred to in paragraph 15(a) above with respect to the Mill I Property and any other instruments reasonably necessary to assign and convey to the Lessee or its designee the Mill I Property and assign all Facility Agreements related to the Mill I Property (other than any rights of the Lessor to any indemnities thereunder) and any other related property then required to be assigned pursuant hereto, and (ii) convey, or cause to be conveyed, to the Lessee or its designee any Net Proceeds related to the Mill I Property and/or the right to receive the same. Additionally, on the Closing Date, upon receipt of the Termination Value, Lessor and the Collateral Agent shall execute the releases and take the other actions described in Section 8.23(b) of the Participation Agreement.

(c) Upon the completion of any purchase of the Mill I Property pursuant to this paragraph 15, but not prior thereto, this Lease shall terminate except with respect to obligations and liabilities of the Lessee, actual or contingent, which have arisen with respect to the Mill I Property or under the Operative Documents on or prior to such date of purchase, and except as elsewhere expressly provided herein or in the other Operative Documents.

(d)  Notwithstanding any provisions of this Lease or the Participation
Agreement to the contrary, the Lessee shall not be required to acquire title to the Mill I Property until such time that all necessary filings and notifications under the HSR Act or any similar Law shall have been made (including any filing or provision of required additional information or documents) and the waiting period referred to in the HSR Act applicable to such purchase shall have expired or been terminated (without any objection or prohibition of such purchase). The Lessee hereby covenants to use its best efforts to secure the prompt termination of such waiting period without objection or prohibition. Notwithstanding the foregoing, if the Lessee is precluded from acquiring the Mill I Property or any part thereof pursuant to the HSR Act or any similar Law, the Lessee shall pay the Termination Value attributable to the Mill I Property within the time and in the manner described in this paragraph 15 as a consequence of the Lessee's exercise or deemed exercise of its purchase option hereunder. However, if the Lessee pays the Termination Value in compliance with the preceding sentence, then Lessee shall be entitled to continue to lease the Mill I Property for an additional rental payment of $1 per annum under the terms and provisions of this Lease for an extended term expiring on the earlier to occur of (i) three (3) years from the date the Lessee delivers (or is deemed to have delivered) the Offer to Purchase or (ii) that date that the Lessee is no longer precluded from purchasing the Mill I Property pursuant to the HSR Act or any similar Law. If Lessee does not purchase the Mill I Property prior to the expiration of such extended term, then Lessor shall thereafter sell the Mill I Property and distribute the proceeds from such sale in accordance with the Interparty Agreement. If, prior to the voluntary exercise by the Lessee of the purchase options hereunder, the Lessee is unable to obtain a ruling that a filing under the HSR Act or any similar Law is not required in order to consummate such purchase, then the Lessor shall execute such conditional sales contracts and other documents necessary to permit the Lessee to complete such filing before irrevocably exercising its purchase option. As a condition to executing such conditional sales contracts and other documents, the Lessee shall deliver to the Lessor an agreement obligating the Lessee to fully indemnify the Lessor from all liabilities, damages, costs and expenses arising from the execution of such documents and the completion of such filing.

16.  Insurance.  (a)  The Lessee (or the Guarantor in lieu of the Lessee) will
     ---------
purchase and maintain, or cause to be purchased and maintained, insurance with respect to the Mill I Property of the following types and in the following amounts (or in such greater amounts as may become necessary from time to time to prevent the Lessor, the Lessee, the Collateral Agent, the Equity Investors, CXC, CXC'S Credit Enhancer, the Agent and the Note Holders from becoming co-insurers of any loss), and in no event in amounts less than those maintained by the Lessee or its Affiliates for other similar facilities owned and/or operated by them:

              (i)   Property Insurance: Insurance against physical damage to the
                    ------------------
Mill I Property (with sublimits and deductibles as are acceptable to Lessor and with a maximum self-insured retention allowable of $5 million) caused by perils now or hereafter embraced by or defined in an "all risks" insurance policy, including flood, earth movement, earthquake, subsidence and collapse, business interruption/extra expense and boiler and machinery coverage (which boiler and machinery coverage is currently self-insured for up to $5 million);

              (ii)  General Liability Insurance: Comprehensive general liability
                    ---------------------------
(including contractual, completed operations and product liability) insurance against claims for bodily injury (including death), personal injury and property damage occurring on, in or in respect of the Mill I

Property or resulting from activities on or related to the Mill I Property and other properties of the Guarantor and its subsidiaries, in the minimum combined single limit amount of $100 million, for each occurrence for bodily injury (or death) and/or property damage with a maximum self-insured retention allowable of $10 million;

              (iii)  Workers' Compensation Insurance:  Workers' compensation
                     -------------------------------
insurance at statutory levels and employers' liability insurance or self-insurance as permitted by Law;

              (iv)   Builder's Risk Insurance:  During the construction of any
                     ------------------------
Mill I Improvements or Mill I Alterations, builder's "all risks" and "general risks" insurance or equivalent coverage (with sublimits and deductibles as are acceptable to Lessor and with a maximum self-insured retention allowable of $5 million), including flood, earth movement, earthquake, subsidence and collapse, business interruption/extra expense and testing and commissioning coverage with respect to the Mill I Property and any on-site and off-site work and materials related thereto protecting the Lessee, the Lessor and all contractors and subcontractors in an amount not less than the full replacement cost of such on-site and off-site work;

              (v)    Flood Insurance: To the extent that the ALTA/ASCM surveys
                     ---------------
of the Parcels delivered pursuant to Section 2.01(g) of the Participation Agreement indicate that any portion of Mill I, the Mill I Facility, the Mill I Improvements or the Mill I Alterations may lie in a flood zone, flood insurance in amounts acceptable to the Lessor; and

              (vi)   Other Insurance: Such other insurance, including automobile
                     ---------------
liability, in such amounts and against such risks, as is either (x) customarily carried by companies owning, operating or leasing property or conducting businesses similar and/or similarly situated to the Mill I Property and/or the Lessee, or (y) reasonably requested from time to time by Lessor to the extent available on commercially reasonable terms.

          Such insurance shall be written by companies (other than Lloyd's of London) that are nationally recognized (or other recognized international insurers with an ISI rating of not less than BBB); primary insurance shall be written by companies rated at least AXI in the most recent edition of Best's Key Rating Guide, or as otherwise agreed to by the Agent, the Lessor, the Collateral Agent, the Majority Interests, selected by the Lessee and, other than the insurance specified in paragraphs 16(a)(i), (iii) and (iv), shall name the Collateral Agent as loss payee and the Lessor, CXC, the Equity Investors, CXC'S Credit Enhancer, T.P.I., the Collateral Agent and the Agent, on its own behalf and on behalf of the Note Holders, as additional insureds, as their interests may appear. Notwithstanding the foregoing, in no event will the Lessee be required to maintain coverage in amounts in excess of those maintained for businesses similar in size and nature to the Lessee.

          (b) The insurance referred to in paragraphs 16(a)(i) and (iv) for the Mill I Property (as appropriate) may be a blanket policy and shall (i) at all times be in an amount at least equal to the greater of (x) one hundred percent (100%) of the full replacement cost value of the Mill I Property (as appropriate) and the Lessee's leasehold improvements and (y)

$410,000,000; (ii) name the Collateral Agent as loss payee and the Lessor, CXC, the Equity Investors, CXC's Credit Enhancer, T.P.I., the Collateral Agent and the Agent, on its own behalf and on behalf of the Note Holders, as additional insureds, as their interests may appear; (iii) provide that the interests of the Lessor, the Agent, the Collateral Agent, the Equity Investors and the Note Holders shall be insured regardless of any intentional or willful breach or violation by the Lessee of any warranties, declarations or conditions contained in such insurance; (iv) provide that such insurance shall not be invalidated by any act, omission or negligence of the Lessee, the Lessor, the Agent, the Collateral Agent, the Equity Investors or the Note Holders, nor by any foreclosure or other proceedings or notices thereof relating to the Mill I Property (as appropriate) or any part thereof, nor by legal title to, or ownership of the Mill I Property or any part thereof becoming vested in or by Lessor or its agents, nor by occupancy or use of the Mill I Property or any part thereof for purposes more hazardous than permitted by such policy; and (v) provide that all partial loss insurance claims pertaining to the Mill I Property (as appropriate) or any part thereof shall be adjusted by the insurers thereunder with the Lessee.

          All policies of insurance required to be maintained pursuant to paragraph 16(a)(ii) which cover liability for bodily injury or property damage shall provide that all provisions of such insurance, except the limits of liability (which shall be applicable to all insureds as a group) and liability premiums (which shall be solely a liability of the Lessee), and shall operate in the same manner as if there were a separate policy covering each such insured and/or additional insured, without right of contribution from any other insurance which may be carried by an insured and/or additional insured.

          Every policy required under paragraph 16(a) shall (i) expressly provide that it will not be canceled or terminated except upon thirty (30) days' written notice to the Lessor, the Lessee and the Collateral Agent; (ii) except for liability coverage, include a waiver of all rights of subrogation against the Lessor, the Agent, the Collateral Agent, the Equity Investors, and the Note Holders and any recourse against the Lessor, the Agent, the Collateral Agent, the Equity Investors or the Note Holders for payment of any premiums or assessments under any policy; and (iii) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Mill I Property or any part thereof against the peril involved, whether collectible or not. The Lessee shall advise the Lessor promptly of any policy cancellation or any change adversely affecting the coverage provided thereby.

          (c) The Lessee shall deliver to the Lessor the certificates of insurance and any other documentation required by the Lessor evidencing the existence of all insurance which is required to be maintained by the Lessee hereunder including descriptions of the previously mentioned Insurance Requirements, such delivery to be made (i) as provided in Section 2.01(k) of the Participation Agreement, (ii) within thirty (30) days after the issuance of any additional policies or amendments or supplements to any of such insurance, and
(iii) at least thirty (30) days prior to the expiration date of any such insurance. The Lessee shall notify the Lessor, the Agent and the Collateral Agent of any nonrenewal of any policy required hereunder and shall cause each insurer under each policy required hereunder to give the Lessor notice of any lapse under any such policy. The Lessee shall not obtain or carry separate insurance concurrent in form, or contributing in the event of loss, with that required by this paragraph 16 unless the Collateral Agent is named as loss payee and the Lessor, CXC, the Equity Investors, CXC's Credit Enhancer, T.P.I., the Collateral Agent and the Agent, on its own behalf and on behalf of the Note Holders are named as additional insureds therein. The Lessee shall immediately notify the Lessor, the Agent, the Collateral Agent, the Equity Investors, and the Note Holders whenever any such separate insurance is obtained and shall deliver to the Lessor the certificates of insurance and any other documentation (other than blanket policies) required by Lessor evidencing the same as is required hereunder.

          (d) The requirements of this paragraph 16 shall not be construed to negate or modify the Lessee's obligations under Section 8.14 of the Participation Agreement.

          17.  Subletting; Assignability; Amendment of Facility Agreements.  (a)
               -----------------------------------------------------------
The Lessee shall not sublet the Mill I Property, or any part thereof, unless (i) at the time of any such sublease, no Default, Event of Default or Major Environmental Event shall have occurred and be continuing; (ii) prior to such sublet, the Guarantor shall have confirmed that its obligations under the Guaranty shall not be affected thereby; (iii) any such sublease shall by its terms be expressly made subject and subordinate to the terms of this Lease (and the Ground Lease and the Mill I Mortgage) and shall expire on or before the last day of the Term (or the Extended Term, as the case may be) of this Lease; (iv) the Lessee shall provide the

Lessor with notice of such sublease sixty (60) days prior to the effective date of such sublease; (v) except with respect to Affiliates, the Lessee shall provide the Lessor ten (10) Business Days prior to the effective date of such sublease with a conformed copy of the instrument creating such sublease; (vi) except with respect to Affiliates, the Lessor has consented to such sublease; and (vii) except with respect to Affiliates, such sublease shall be made on commercially reasonable terms.

          (b) No sublease pursuant to this paragraph 17 shall modify or limit any right or power of the Lessor hereunder or affect or reduce any obligation of the Lessee hereunder, and all such obligations of the Lessee shall continue in full force and effect as obligations of a principal and not of a guarantor or surety, as though no subletting had been made or occupancy permitted.

          (c) If the Lessee shall request, in connection with any sublease, that the Lessor execute an attornment and non-disturbance agreement with respect to such sublease, the Lessor shall consider each such sublease on a case-by-case basis and may consent to its execution and delivery of an attornment and non-disturbance agreement.

          (d) Except as permitted in paragraph 17(a), the Lessee shall not mortgage, pledge, assign or otherwise encumber its interest in and to this Lease or in and to any sublease or the rentals payable thereunder without the prior written consent of the Lessor except that the Lessee may assign its right to purchase Mill I Property without the consent of the Lessor so long as the Lessee remains liable for the performance and payment of the purchase obligation. Any sublease made, and any mortgage, pledge or assignment of the Lessee's interest hereunder or under any such sublease granted, otherwise than as expressly permitted by this paragraph 17, shall be null and void and of no force or effect.

          (e) The Lessee shall have the exclusive right to amend or supplement the Facility Agreements, on the conditions that (i) the fair market value or use of the Mill I Property is not lessened thereby, and (ii) the amendment or supplement is not consummated without Lessor's consent (unless Lessee has delivered an Offer to Purchase the Mill I Property or unless such amendment or supplement could not reasonably be expected to result in a Material Adverse Effect). Except pursuant to any sublease or assignment of this Lease permitted hereunder, the Lessee may not assign its rights in the Facility Agreements without the prior written consent of Lessor.

          18.  Permitted Contests.  (a)  So long as (w) no Lessor Termination
               ------------------
Notice has been delivered, (x) no Default, Event of Default or Major Environmental Event has occurred and is continuing, (y) the Lessee shall not have notified the Lessor pursuant to paragraph 27(a)(ii) that it is terminating this Lease and abandoning the Mill I Property or (z) the Lessee shall not have otherwise surrendered or be required to surrender the Mill I Property to the Lessor for any reason (including, without limitation, pursuant to paragraph 23(a)), the Lessee shall not be required, nor shall the Lessor have the right, to pay, discharge or remove any Charges or to comply or cause the Mill I Property or any part thereof to comply with any applicable Legal Requirement or to pay any materialman's, laborer's or undischarged or unremoved Lien, as long as the Lessee shall at its sole cost and expense contest, or cause to be contested, diligently and in good faith, the existence, amount or validity thereof by appropriate proceedings, which shall (i) in the case of an unpaid Property Charge or undischarged or unremoved Lien, prevent the collection thereof from the Lessor or against the Mill I Property or any part thereof, (ii) prevent the sale, forfeiture or loss of the Mill I Property or any part thereof, and (iii) in the case of a Legal Requirement, not subject the Lessor, the Agent, the Collateral Agent, the Equity Investors, or the Note Holders to the risk of any criminal liability or civil penalties or fines for failure to comply therewith. The Lessee shall give such assurances as may be reasonably demanded by the Lessor to insure ultimate payment of such Charges or the discharge or removal of any such materialman's, laborer's or mechanic's Lien or to insure compliance with such Legal Requirement and to prevent any sale or forfeiture of the Mill I Property, or any part thereof, or any interference with or deductions from any Fixed Rent, Additional Rent or any other sum required to be paid by the Lessee hereunder by reason of such non-payment, non-discharge, non-removal or non-compliance.

          (b) The Lessor shall cooperate with the Lessee in any contest and shall allow the Lessee to conduct such contest (in the name of the Lessor, if necessary) at the Lessee's sole cost and expense; provided that the Lessor shall
                                                  -------- ----
not be required to execute any documents which would materially adversely affect the fair market value, use or operation of the Mill I Property (or any part thereof) or subject the Lessor, the Agent, the Collateral Agent, any Equity Investor or any Note Holder to any liability or result in the admission of liability, guilt or culpability on the part of such Persons. The Lessee shall notify the Lessor of each such proceeding at least ten days prior to the commencement thereof, which notice shall describe such proceeding in reasonable detail.

          (c) The Lessee shall, promptly after the final determination (including appeals) of any contest brought by it pursuant to this paragraph 18, pay and discharge all amounts which shall be determined to be payable therein and shall be entitled to receive and retain for its own account all amounts refunded and/or rebated as a result of any such contest and if the Lessor receives any amount as a result of such contest to which it is not otherwise entitled pursuant to this Lease, it shall promptly return such amount to the Lessee.

          (d) Except as otherwise specifically provided in this Lease, this paragraph 18 shall not apply in the case of Charges upon, or in respect of, any Person other than the Lessor (or the lessor under the Ground Lease) or in respect of the property or income of any such Person.

          19.  Default Provisions.  (a)  An Event of Default as defined in the
               ------------------
Participation Agreement shall constitute an "Event of Default" under this Lease.
                                             ----------------

          (b) The Lessor may take all steps to protect and enforce the rights of the Lessor or obligations of the Lessee hereunder, whether by action, suit or proceeding at law or in equity (for the specific performance of any covenant, condition or agreement contained in this Lease, or in aid of the execution of any power herein granted or for any foreclosure, or for the enforcement of any other appropriate legal or equitable remedy) or otherwise as the Lessor shall deem necessary or advisable.

          (c) (i) If an Event of Default shall have occurred and be continuing, including an Event of Default arising from the breach of a covenant, condition or other provision hereof, then upon five (5) Business Days' prior written notice by the Lessor to the Lessee, in addition to all other rights, remedies or recourses available, the Lessor may either (A) terminate this Lease or (B) terminate the Lessee's right to possession of the Mill I Property or any part thereof. If the Lessor should elect to terminate this Lease as provided in clause (A) above, then this Lease and the estate hereby granted shall expire and terminate at midnight on the fifth (5th) Business Day (or such later date as may be specified therein) after the date of such notice, as fully and completely and with the same effect as if such date was the date herein fixed for the expiration of the Term and all rights of the Lessee shall terminate, but the Lessee shall remain liable as hereinafter provided.

          (ii) Should the Lessor elect not to terminate this Lease, this Lease shall continue in effect and the Lessor may enforce all the Lessor's rights and remedies under this Lease including the right to recover the Fixed and Additional Rent as each becomes due under this Lease. For the purposes hereof, the following do not constitute a termination of this Lease:

               (A) Acts of maintenance or preservation of the Mill I Property or any part thereof or efforts to relet the Mill I Property or any part thereof, including, without limitation, termination of any sublease of the Mill I Property to a third party and removal of such subtenant from the Mill I Property;

               (B) The appointment of a receiver upon initiative of the Lessor to protect the Lessor's interest under this Lease; and/or

               (C) The exercise of any rights under the Mill I Mortgage.

               (d) If an Event of Default shall have occurred and be continuing, and the Lessor has elected to terminate this Lease or terminate the Lessee's right to possession of the Mill I Property or part thereof, upon five (5) Business Days' notice, the Lessor shall have (i) the right, whether or not this Lease shall have been terminated pursuant to paragraph 19(c) hereof, to re-enter and repossess the Mill I Property or any part thereof, as the Lessor may elect, by summary proceedings, ejectment, any other legal action or in any other lawful manner the Lessor determines to be necessary or desirable and (ii) the right to remove all Persons and property therefrom. The Lessor shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry or repossession of the Mill I Property or any part thereof shall be construed as an election by the Lessor to terminate this Lease unless a notice of such termination is given to the Lessee pursuant to paragraph 19(c) hereof, or unless such termination is decreed by a court or other governmental tribunal of competent jurisdiction. Should the Lessor elect to re-enter the Mill I Property as herein provided or should the Lessor take possession pursuant to legal proceedings or pursuant to any notice provided for by Law or upon termination of this Lease of the Lessee's right to possession of the Mill I Property or any part thereof pursuant to paragraph 19(c) hereof or otherwise as permitted by Law, the Lessee shall peaceably quit and surrender the Mill I Property or any part thereof to the Lessor. In any such event, neither the Lessee nor any Person claiming through or under the Lessee, by virtue of any Law, shall be entitled to possession or to remain in possession of the Mill I Property or any such part thereof, but shall forthwith quit and surrender the Mill I Property to the Lessor.

          (e) At any time or from time to time after the re-entry or repossession of the Mill I Property or any part thereof pursuant to paragraph 19(d) hereof, whether or not this Lease shall have been terminated pursuant to paragraph 19(c) hereof, the Lessor may (but shall be under no obligation to) relet the Mill I Property or any part thereof, for the account of the Lessee, without notice to the Lessee, for such term or terms and on such conditions and for such uses as the Lessor, in its sole and absolute discretion, may determine. The Lessor may collect and receive any rents or other proceeds payable by reason of such reletting. The Lessor shall not be liable for any failure to relet the Mill I Property or any part thereof or for any failure to collect any rent due upon any such reletting.

          (f) No termination of this Lease or of the Lessee's right to possession of the Mill I Property or any part thereof pursuant to paragraph 19(c) hereof, or by operation of Law, and no re-entry or repossession of the Mill I Property or any part thereof, pursuant to paragraph 19(d) hereof, and no reletting of the Mill I Property or any part thereof pursuant to paragraph 19(e) hereof, shall relieve the Lessee of its liabilities and obligations hereunder, all of which shall survive such termination, re-entry, repossession or reletting.

          (g) In the event of any termination of this Lease or of the Lessee's right to possession of the Mill I Property or any part thereof by reason of the occurrence of any Event of Default, the Lessee shall pay to the Lessor all Fixed Rent, Additional Rent and other sums required to be paid to and including the date of such termination of this Lease or of the Lessee's right to possession; and thereafter, until the end of the Term or the Extended Term, as applicable, whether or not the Mill I Property or any part thereof shall have been relet, the Lessee to the extent permitted by applicable Law shall be liable to the Lessor for, and shall pay to the Agent (on behalf of the Lessor), on the days on which such amounts would be payable under this Lease in the absence of such termination, re-entry or repossession, as agreed current damages and not as a penalty: all Fixed Rent, Additional Rent and other sums which would be payable under this Lease by the Lessee, in the absence of such termination, re-entry or repossession, and all costs (including attorneys' fees and expenses) incurred by the Lessor hereunder (payable on demand) and all costs of any environmental remediation pursuant to paragraph 13. To the extent permitted by Law, at such time after the termination or expiration of this

Lease as the Lessee shall have paid all amounts required to be paid by it under this Lease and the other Operative Documents and the Lessee shall have discharged any and all obligations to the Lessor, the Equity Investors and the Note Holders, then the Lessor shall pay and assign to the Lessee, when received, the net proceeds, if any, of any reletting effected for the account of the Lessee pursuant to paragraph 19(e), and any residual interest in the Mill I Property after deducting from such proceeds all of the Lessor's expenses in connection with such reletting (including, but not limited to, all repossession costs, brokerage commissions, attorneys' fees and expenses, employees' expenses, alteration costs and expenses of preparation for such reletting and all costs of any environmental remediation pursuant to paragraph 13).

          (h) Notwithstanding the foregoing, if an Event of Default shall have occurred, the Lessee may within 5 Business Days after the earliest of the Lessor's or Agent's notice of such occurrence thereafter pay to the Agent, on behalf of the Lessor, an amount equal to the Offer Purchase Price in which event the Lessor shall be obligated to convey the Mill I Property to the Lessee in compliance with paragraph 15.

          (i) At any time after such termination of the Term (or the Extended
Term) of this Lease or re-entry or repossession of the Mill I Property by reason of the occurrence of an Event of Default, the Lessor shall be entitled to recover from the Lessee, and the Lessee will pay to the Agent (on behalf of the Lessor) on demand, in lieu of all liquidated damages in respect of Fixed Rent beyond the date of such demand (but in addition to any claim for current damages in respect of Fixed Rent or Additional Rent prior to the date of such demand), an amount equal to the Termination Value, in which event the Lessor shall be obligated to convey the Mill I Property to the Lessee in compliance with paragraph 15.

          20.  Additional Rights; Mortgage.  (a)  No right or remedy hereunder
               ---------------------------
shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or under the other Operative Documents or now or hereafter existing at Law or in equity and the exercise by the Lessor or the Collateral Agent of any one or more of such rights, powers or remedies shall not preclude the simultaneous exercise of any or all of such other rights, powers or remedies. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by the Lessor

(or by the Agent on behalf of the Lessor) of any Fixed Rent, Additional Rent, Residual Guaranty, Termination Value or other sum payable hereunder or under any other Operative Document with knowledge of the breach by the Lessee of any provision hereof shall not constitute a waiver of such breach, and no waiver by the Lessor of any provision hereof shall be deemed to have been made unless made in writing. The Lessor shall be entitled to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions hereof, a decree compelling performance of any of the provisions hereof or any other remedy allowed to the Lessor at law or in equity.

          (b) Except as otherwise provided in Section 19(h), the Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which they may have under any applicable law or otherwise to redeem the Mill I Property or any part thereof or to have a continuance of this Lease after termination of the Lessee's right of occupancy by Law or by any legal process or writ, or under the terms of this Lease, or after the termination of the Term (or Extended Term, as the case may be) of this Lease as herein provided and (ii) the benefits of any Law which exempts property from liability for debt or for distress for rent.

          (c) If an Event of Default exists hereunder, the Lessee shall pay to the Agent (on behalf of the Lessor) on demand all fees and out-of-pocket expenses incurred by the Lessor in enforcing its rights under this Lease, including attorneys' fees and expenses.

          (d) The Lessor and the Lessee intend that the Lessee shall treat this Lease, for accounting purposes, as an operating lease. Notwithstanding the intent of the parties, if a court of competent jurisdiction determines that the transaction represented by this Lease and the other Operative Documents will be treated as a financing transaction, then the parties hereto intend that (i) this Lease be treated as the repayment and security provisions of a loan by Lessor to Lessee in a principal amount equal to the sum of (x) the Acquisition Costs of the Mill I Property plus (y) the aggregate of all Advances made with respect to the Mill I Property, plus any other amounts owing to the Lessor or the Collateral Agent, Note Holders or Equity Investors (collectively, the "Secured
                                                                       -------
Party") under the Operative Documents including, without limitation, Fixed Rent,
-----
Additional Rent, the Offer Purchase Price and the Termination Value (collectively, the "Mill I Loan Amount"), but not to exceed the principal sum of
                    ------------------
Eight Hundred Eighty Seven Million

Five Hundred Thousand Dollars ($887,500,000), (ii) all payments of Fixed Rent, Additional Rent, the Offer Purchase Price and the Termination Value be treated as payments of principal, interest and other amounts owing with respect to such Mill I Loan Amount, respectively, (iii) the Lessee should be treated as entitled to all benefits of ownership of the Mill I Property or any part thereof, and
(iv) this Lease be treated

          (aa) as a mortgage from Lessee, as mortgagor, to the Lessor, as mortgagee, for the benefit of Secured Party securing the Mill I Loan Amount, encumbering that portion of the Mill I Property constituting real property, and is made under those provisions of the existing laws of the State of Wisconsin relating to mortgages and that the Lessee, as mortgagor hereby does, effective as of the date of this Lease, mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm and assign unto Lessor, as mortgagee, or any successor thereto, for the benefit of the Secured Party, Lessee's right, title and interest in and to any real property of any kind or character comprising the Mill I Property, whether now owned or hereafter acquired, and all proceeds therefrom, to have and to hold said real property and all parts, rights, members and appurtenances thereof to the use, benefit and behoof of the Lessor, for the use and benefit of the Secured Party, and as part of this mortgage conveyance, as additional security for the Mill I Loan Amount, Lessee does hereby, effective as of the date of this Lease, sell, assign, transfer, demise and set over unto Lessor all of Lessee's right, title and interest in and to the Mill I Ground Lease, all other leases, the Mill I Property, the possession thereof, and all the rents now due and which may hereafter become due under or by virtue of the leases, whether written or verbal, or any letting of, or any agreement for the use or occupancy of any part of the Mill I Property, it being the intention to hereby establish a present and absolute transfer and assignment of all such leases and agreements and all the avails thereunder unto Lessor. This assignment shall run with the land and be good and valid as against Lessee and those claiming by, under or through Lessee from the date of the execution of this Lease. This assignment shall continue and remain in full force and effect during any foreclosure proceedings relating to the Mill I Wisconsin Tenneco Mortgage and the period of redemption, if any, and until the Mill I Loan Amount shall have been paid in full. This assignment shall not be exercised unless and until an Event of Default shall occur and be continuing and in such event (i) it shall not be necessary for Lessor to take any action for Lessor to be entitled to all rents, issues, profits and leases, (ii) Lessor may, at its sole option without any prior notice to or approval of Lessee, take any action to enforce this assignment including without limitation, by notifying any or all tenants to pay directly to Lessor all rent, issues, and profits arising out of the Mill I Property, and all payments required to be made pursuant to or by virtue of any lease agreements, and (iii) Lessor shall be entitled to all rents, issues, profits and leases pertaining to the Mill I Property and to enforce this assignment without seeking the appointment of a receiver, commencing a foreclosure action, obtaining possession of the Mill I Property or making demand. Lessee hereby grants Lessor a power of attorney and does hereby irrevocably appoint Lessor its agent (effective upon the occurrence and during the continuance of an Event of Default) for the management of the Mill I Property and Lessor may let and re-let the Mill I Property or any part thereof according to its own discretion and may make such repairs to the Mill I Property as it considers expedient and may do anything in and about the Mill I Property that Lessee might do, Lessee hereby ratifying and confirming anything and everything that Lessor may do. This assignment and power of attorney shall continue until the Mill I Loan Amount has been fully paid, satisfied and performed; and

          (bb) as a security agreement from the Lessee, as debtor, to the Lessor, as secured party, for the benefit of Secured Party securing the Mill I Loan Amount, encumbering all personal property comprising the Mill I Property, whether now owned or hereafter acquired and all proceeds therefrom.

          (this Lease, in its capacity as such mortgage, assignment and security agreement, the "Mill I Wisconsin Tenneco Mortgage"), and that the Lessee, as
                ---------------------------------
debtor, hereby, effective as of the date of this Lease, grants to the Lessor, for the use and benefit of the Secured Party, a lien on and security interest in the equipment, fixtures and all other personal property of any kind or character comprising the Mill I Property and all proceeds therefrom. The Lessor shall have all of the rights, powers and remedies of a mortgagee and a secured party available under applicable law, including, without limitation, judicial foreclosure. The filing of this Lease (or a memorandum hereof) shall be deemed to constitute the filing of a mortgage and the filing of any financing statement in connection with this Lease shall be deemed to constitute the filing of a financing statement to perfect the security interest in the Mill I Property aforesaid to secure the payment of all amounts due from time to time from the Lessee to the Lessor under this Lease and the other Operative Documents.

          (e) The Mill I Wisconsin Tenneco Mortgage secures and shall be security for the entire Mill I Loan Amount if a court of competent jurisdication determines that the transaction represented by this Lease and the other Operative Documents will be treated as a financing transaction. Secured Party shall not be obligated to make any future advances, except in accordance with the Participation Agreement and the other Operative Documents and (notwithstanding any language to the contrary contained herein, in the Participation Agreement or in any of the other Operative Documents) if all subsequent lien holders of record (other then the holder of any Lien which is a Permitted Encumbrance) execute subordination agreements satisfactory to Secured Party in form and content. In order to preserve the mortgage and security interest provided for herein, each of the Lessor and the Lessee agrees to abide by the following provisions with regard to the Mill I Property (for purposes of this paragraph, hereinafter referred to as "Mill I Collateral"):
                                            -----------------

          (1) Change in Location of Mill I Collateral or the Lessee's Name,
              -------------------------------------------------------------
Structure or Location.  The Lessee (i) will notify the Secured Party on or
---------------------
before the date of any change in (A) the location of the Mill I Collateral (B) the location of Lessee's chief executive office or address, (C) the name of the Lessee and (D) the corporate structure of the Lessee, and (ii) will, on or before the date of any such change, prepare and file new or amended financing statements as necessary so that the Secured Party shall continue to have a perfected Lien (subject only to Permitted Encumbrances) in the Mill I Collateral after any such change.

          (2) Documents; Mill I Collateral in Possession of Third Parties.  If
              -----------------------------------------------------------
certificates of title or other documents evidencing ownership or possession of the Mill I Collateral are issued or outstanding, the Lessee will cause the interest of the Secured Party to be properly noted thereon and will, forthwith upon receipt, deliver same to the Secured Party. If any Mill I Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, the Lessee shall notify such Person of the Secured Party's security interest in such Mill I Collateral. Upon the Secured Party's request, the Lessee shall instruct any such Person to hold all such Mill I Collateral for the Secured Party's account subject to the Lessee's instructions, or, if an Event of Default shall have occurred and be continuing, subject to the Secured Party's instructions.

          (3) Sale, Disposition or Encumbrance of Mill I Collateral.  Except for
              -----------------------------------------------------
Permitted Encumbrances and contests permitted under Paragraph 18, as permitted by this Lease or any of the other Operative Documents or with the Secured Party's prior written consent, the Lessee will not in any way encumber any of the Mill I Collateral (or permit or suffer any of the Mill I Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Mill I Collateral to or in favor of any Person other than the Secured Party.

          (4) Proceeds of Mill I Collateral.  Except as permitted by this Lease
              -----------------------------
or any of the other Operative Documents, the Lessee will deliver to the Secured Party promptly upon receipt all proceeds delivered to the Lessee from the sale or disposition of any Mill I Collateral. This paragraph shall not be construed to permit sales or dispositions of the Mill I Collateral except as may be elsewhere expressly permitted by this Lease or the other Operative Documents.

          (5) Further Assurances.  Upon the request of the Secured Party, Lessee
              ------------------
shall (at Lessee's expense) execute and deliver all such mortgages, assignments, security agreements, certificates, financing statements, memoranda, or other documents and give further assurances and do all other acts and things as the Secured Party may reasonably request to perfect the Secured Party's interest in the Mill I Collateral or to protect, enforce or otherwise effect the Secured Party's rights and remedies hereunder, all in form and substance satisfactory to the Secured Party.

          (6) Mill I Collateral Attached to other Property.  In the event that
              --------------------------------------------
the Mill I Collateral is to be attached or affixed to any real property, the Lessee hereby agrees that a financing statement which is a fixture filing may be filed for record in any appropriate real estate records. If the Lessee is not the record owner of such real property, other than the Mill I Property, it will provide the Secured Party with any additional security documents or financing statements necessary for the perfection of the Secured Party's Lien and mortgage in the Mill I Collateral, as requested by the Secured Party.

          (7) Mill I Loan Amount.  Should the Mill I Loan Amount be paid
              ------------------
according to the tenor and effect thereof when the same becomes due and payable hereunder, and should Lessee perform all covenants contained in the Operative Documents in a timely manner, then the Mill I Wisconsin Tenneco Mortgage shall be cancelled and surrendered.

          (8)    Mortgage Remedies. If an Event of Default shall have occurred
                 -----------------
and be continuing, the Lessor, at the direction of the Agent and in accordance with the Interparty Agreement, shall have the right

          (i) to exercise any and all remedies available to a mortgagee under Wisconsin law (and without prejudice to the rights of the Secured Party to exercise any remedies described in the Participation Agreement, the Interparty Agreement or any other Operative Documents).

          (ii) to declare the Mill I Loan Amount and all other obligations of Lessee secured by the Mill I Wisconsin Tenneco Mortgage immediately due and payable without further notice. If Secured Party exercises its option to accelerate the Mill I Loan Amount and all other obligations of Lessee secured by the Mill I Wisconsin Tenneco Mortgage, such amounts shall be collectible in a suit at law or by foreclosure action, or both, or by exercise of any other remedy available in law or equity.

          (iii) in any action to foreclose the Mill I Wisconsin Tenneco Mortgage, Lessor shall be at liberty, without notice, to apply for the appointment of a receiver of the rents, and shall be entitled to the appointment of such receiver as a matter of right, without regard to the value of the Mill I Property as security for the Mill I Loan Amount, or the solvency or insolvency of any person then liable for the payment of the Mill I Loan Amount. Under such circumstances, Lessee agrees that the court may appoint a receiver of the Mill I Property without bond, and may empower the receiver to take possession of the Mill I Property and collect the rents, issues and profits of the Mill I Property, and exercise such other powers as the court may grant until the confirmation of sale, and may order the rents, issues and profits, when so collected, to be held and applied as provided under subclause (iv) hereof, unless the court directs otherwise.

          (iv) (a) to grant, bargain, sell, release and convey the Mill I Property at public auction or venue and on such sale, to execute and deliver to the purchaser or purchasers, their heirs, successors and assigns, good, ample and sufficient deed or deeds of conveyance in law, pursuant to the statute in such case made and provided and to apply the proceeds of such sale in the manner hereinafter provided.

          (b) Lessee agrees to the provisions of (S)846.103, Wis. Stats., and as the same may be amended or renumbered from time to time, permitting Lessor, upon an express allegation in a complaint, filed in a mortgage foreclosure action, waiving the right to judgment for deficiency, to hold the foreclosure sale of real estate three months after a foreclosure judgment is entered. Lessor is also entitled to all other or additional remedies permitted by law to mortgagees existing on the date this Lease is signed and/or existing at the time of default.

          (c) Upon a foreclosure sale of the Mill I Property or any part thereof, the proceeds of such sale shall be applied in the following order:

            (x) to the payment of all costs of the suit or foreclosure, including reasonable attorney's fees and the cost of title evidence;

            (y) to the payment of all other expenses of Lessor; and

             (z) then in accordance with the Interparty Agreement.

          21.  Notices, Demands and Other Instruments.  All notices, demands,
               --------------------------------------
offers, consents and other instruments given pursuant to this Lease shall be sent to the parties hereto at the addresses set forth on Schedule I to the Participation Agreement and shall be given in the manner and shall be effective at the times and under the terms set forth in Section 8.02 of the Participation Agreement. The Lessee shall send to the Agent copies of all notices, demands, offers, consents, advices and other instruments hereunder sent to the Lessor.

          22.  No Default Certificate.  Each party hereto shall, at the
               ----------------------
reasonable request of the other party hereto, deliver to such other party a certificate stating whether such first party has knowledge that, or has received notice from any person that, any Casualty, Condemnation, Default, Major Environmental Event, Environmental Default, Environmental Trigger or Event of Default has occurred and is continuing.

          23.  Surrender.  (a)  If upon the expiration or termination of the
               ---------
Term (or the Extended Term, as the case may be) or the termination of Lessee's possession of the Mill I Property, Lessee or its designee has not purchased the Mill I Property as provided hereunder, the Lessee shall surrender (i) the Mill I Parcel to the Lessor in the condition in which the Mill I Parcel was upon the commencement of the Term hereof (together with all easements, rights of way or other rights as Lessor may require to assure unrestricted access to the Mill I Parcel), (ii) Mill I in the operating condition, efficiency, utility and with the remaining useful life, it had upon the commencement of the Term, except as repaired, rebuilt, renovated, altered, added to or built as permitted or required hereby and except for ordinary wear and tear, and (iii) the Mill I Improvements and the Mill I Alterations in good operating condition, in substantially the condition the same were in when constructed or installed on the Mill I Parcel, except for ordinary wear and tear. To the extent that the Mill I Property is not in compliance with the above upon such expiration or termination (except as a consequence of a Casualty or Condemnation, as to which paragraph 12 applies), the Lessee shall pay to the Agent (on behalf of the Lessor) such additional amounts as are required to place it in compliance therewith.

          (b) The Lessee shall also surrender the Mill I Property to the Lessor free and clear of all Liens, easements, consents and restrictive covenants and agreements affecting the Mill I Property (other than (i) rights reserved to or vested in any municipality or public authority, by the terms of any franchise, grant, license, Permit or provision of Law, to purchase, condemn, appropriate or recapture, or designate a purchaser of the Mill I Property, (ii) rights reserved to or vested in any municipality or public authority to control or regulate the use of the Mill I Property or to use the Mill I Property in any manner, (iii) easements, rights-of-way, servitudes, restrictions, encroachments and other minor defects, encumbrances and irregularities in title to the Mill I Property which do not, individually or in the aggregate, materially and adversely affect the value, condition, marketability or operation of the Mill I Property or the Lessor's ownership thereof, (iv) the Ground Leases and the Mortgages, (v) Liens existing on the Financing Closing Date and set forth in the Title Policy, and
(vi) Lessor Liens.

          (c) The Lessee shall also surrender the Mill I Property in a condition such that it is in compliance with all applicable Environmental Laws then enacted or then proposed by any governmental agency (irrespective of whether the deadline for such compliance would otherwise expire after the end of the Term or the Extended Term, as applicable). Nothing contained in this paragraph 23 shall relieve or discharge or in any way affect the obligation of the Lessee to cure promptly pursuant to this Lease any violations of Legal Requirements referred to in this Lease, or to pay and discharge any Liens and Impositions against the Mill I Property, subject, however, to the right of the Lessee to contest the same pursuant to the provisions of paragraphs 11 and 18. Lessee shall cooperate, to the fullest extent permitted by Law, with the Lessor, its subsequent lessees, operators or purchasers to effect the transfer of all of Lessee's Applicable Permits for the Mill I Property to such Persons.

          (d) The Lessee, at its sole cost and expense, shall remove from the Mill I Property on or prior to such expiration or termination, all property situated thereon which is not owned by the Lessor and shall repair any damage caused by such removal and shall restore the Mill I Property to the condition and working order (or reasonable equivalent thereof) in which it existed immediately prior to the installation of such property, except for ordinary wear and tear. Lessee shall indemnify and hold harmless the Lessor, its successors and assigns against any loss, liability, cost, expense, penalty or claim arising out of the Lessee's removal of such property from the Mill I Property including, without limitation, any environmental liability arising therefrom. Any such property of the Lessee not so removed shall become the property of the Lessor, and the Lessor may cause such property to be removed from the Mill I Property and disposed of, and the cost of any such removal and disposition of the Lessee's property and of repairing any damage caused by such removal and of the restoration of the Mill I Property to the condition and working order (or reasonable equivalent thereof) in which it existed immediately prior to the installation of such property, ordinary wear and tear excepted, shall be borne by the Lessee.

          (e) The Lessee shall comply with the conditions set forth in paragraph 27(b) of this Lease in addition to those set forth in this paragraph 23.

          (f) The obligations of the Lessee under this paragraph 23 shall survive the expiration or any termination of the Term (or the Extended Term, as the case may be) of this Lease (whether by operation of Law or otherwise) for all matters described in this paragraph 23 which occur or arise prior to such expiration or termination or arise out of or result from facts, events, claims, liabilities, actions or conditions occurring, arising or existing on or before such expiration or termination.

          24.  Severability; Binding Effect; Governing Law; Non-Recourse.  (a)
               ---------------------------------------------------------
Except as expressly provided otherwise in this Lease, each provision hereof shall be separate and independent and the breach of any such provision by the Lessee, or a breach of any obligation hereunder by the Lessor, shall not discharge or relieve the Lessee from its obligations to perform each and every covenant to be performed by the Lessee hereunder. If any provision hereof or the application thereof to any Person or circumstance shall be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforceable to the extent permitted by Law.

          (b) All provisions contained in this Lease shall be binding upon, inure to the benefit of and be enforceable by, the respective permitted successors and assigns of the Lessor and the Lessee to the same extent as if each successor and assignee were named as a party hereto. Except for subleases and assignments permitted or created in accordance with paragraph l7 hereof, the Lessee may not assign its rights hereunder or any interest herein without the prior written consent of the Lessor. Subject to the provisions of Section 2(c) of this Lease and the other Operative Documents, the Lessor may assign all or any part of the Mill I Property and/or its rights under this Lease. All amendments, waivers, consents or approvals arising pursuant to this Lease shall be consummated in accordance with the Participation Agreement. Any amendment, waiver, consent or approval made otherwise than as expressly permitted by this paragraph 24 shall be null and void.

          (c) THIS LEASE SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WISCONSIN WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS.

          (d) The parties may sign this Lease in any number of counterparts and on separate counterparts, each of which shall be an original but all of which when taken together shall constitute one and the same instrument, except that, if this Lease constitutes "chattel paper" within the meaning of the UCC only one counterpart stamped or marked "COUNTERPART NUMBER ONE" or "COUNTERPART NUMBER l" shall constitute, to the extent applicable, "chattel paper" or other "collateral" within the meaning of the Uniform Commercial Code in effect in any jurisdiction.

          (e) No recourse shall be had against the Lessor, the Agent, the Collateral Agent, the Equity Investor or any Note Holder or their respective successors, assigns, directors, officers, partners, employees, agents or shareholders, for any claim based on any failure by the Lessor in the performance or observance of any of the agreements, covenants or provisions contained in this Lease and in the event of any such failure, recourse shall be had solely against the Mill I Property; provided, however, that nothing
                                        --------  -------
contained in this Lease shall be taken to prevent enforcement of any claim against the Lessor or any other Person arising out of or in connection with this Lease based on fraud, gross negligence or willful misconduct of the Lessor or such other Person and nothing shall prevent enforcement against any other Person to which any part thereof shall have been transferred, or obligations undertaken or assumed in writing by such Person.

          25.  Headings and Table of Contents.  The table of contents and the
               ------------------------------
headings of the various paragraphs and schedules of this Lease are for convenience only and shall not affect the meaning of the terms and conditions of this Lease.

          26.  Lessor's Right to Cure Lessee's Default.  If the Lessee shall
               ---------------------------------------
fail to make any payment or perform any act required to be made or performed under this Lease, the Lessor, without waiving any default or releasing Lessee from any obligation, may (but shall be under no obligation to) make such payment or perform such act for the account and at the cost and expense of the Lessee, and may enter upon the Mill I Property for such purpose and take all such action thereon as, at the Lessor's sole discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee or a breach of the Lessor's covenant for quiet possession pursuant to paragraph 2(b). All sums so paid by the Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses so incurred, together with interest thereon at the Default Rate to the extent permitted by Law) shall be paid by the Lessee to the Lessor on demand as Additional Rent.

          27.  Lessee's Options Upon Expiration.  (a)  In addition to its rights
               --------------------------------
under paragraphs l2 and 14 hereof, Lessee shall elect either to (i) by written notice given at least three (3) months prior to the Expiration Date (or later if permitted or required under paragraph 27(d)) deliver an Offer to Purchase the Mill I Property in its entirety and purchase the Mill I Property on the Expiration Date upon payment of an amount equal to the Offer Purchase Price, in which case the transfer of the Mill I Property shall be governed by the terms of paragraphs 14 and 15 (and in which case, this Lease (with the exception of any provision hereof or under the other Operative Documents under which the Lessee indemnifies the Lessor or others from liability in connection with this Lease, or otherwise specifies that such provision survives termination hereof or under the other Operative Documents) shall terminate on the Closing Date); (ii) so long as no Default, Event of Default or Major Environmental Event has occurred and is continuing by written notice given at least twelve (12) months prior to the Expiration Date, and subject to the satisfaction of the conditions set forth in paragraphs 27(b) and 27(c) hereof, terminate this Lease, abandon the Mill I Property as of the Expiration Date and pay to the Agent, on behalf of the Lessor on the Expiration Date, in addition to any Fixed Rent, Additional Rent and any other amounts then due and payable to the Lessor hereunder, an amount equal to the Series A Portion of the Adjusted Capitalized Cost of the Mill I Property (the "Residual Guaranty"); or (iii) by
                                              -----------------
written notice given at least three (3) months prior to the Expiration Date, and subject to the conditions set forth in paragraph 27(d), extend this Lease for the Extended Term.

          (b) Upon the election of the Lessee to terminate this Lease pursuant to paragraph 27(a)(ii) hereof, the Lessee shall provide, or cause to be provided or accomplished, at the sole cost and expense of the Lessee, to or for the benefit of the Lessor and the holders of the Instruments, at least thirty (30) days but not more than sixty (60) days prior to the Expiration Date or date of such other termination of this Lease each of the following (other than the documentation contemplated under clause (b)(ii)(F) which must be delivered five days prior to the Expiration Date) (collectively, the "Return Conditions"):
                                                       -----------------

              (i) an environmental audit of the Mill I Property, performed by environmental consultants selected by the Lessor, satisfactory in scope and content to the Agent, the Lessor, the Collateral Agent, each Equity Investor and each Note Holder, each in its sole discretion.

              (ii) a report of the Appraiser and/or the Independent Engineer, satisfactory in scope and content to the Lessor, the Collateral Agent, the Agent, the Equity Investors and the Note Holders, each in their sole discretion, to the effect that (A) the Mill I Improvements, if any, have been completed; (B) the Mill I Property has been constructed or maintained in accordance with the terms and conditions of the Lease and the other Operative Documents and the requirements of all Legal Requirements, Applicable Permits and prudent industry standards for pulp and paper mills in Wisconsin; (C) the Lessee shall not be rebuilding or restoring or required to rebuild or restore the Mill I Property or any part thereof pursuant to paragraph 12(c) of this Lease; (D) the Mill I Property meets or exceeds the performance tests specified on Exhibit A hereto (the "Performance Tests") taking into account any modifications to the
     ------------------
Performance Tests necessitated by the Mill I Improvements (as determined by the Independent Engineer) which will insure that, at a minimum, the Mill I Property (including the Mill I Improvements, if any,) can operate at the required capacity, efficiency, utility and reliability required to meet the terms of any existing contracts involving the Mill I Property (including the Mill I Improvements) on the Expiration Date (or date of such other termination of the Lease); (E) all mechanical, electrical, security, plumbing, fire safety, telecommunications, structural and other building systems in the Mill I Property are operating properly in accordance with standards and specifications for such systems not less than those in effect on the date hereof, subject to the provisions of paragraph 23 hereof (and such other standards and specifications as may be required by applicable Legal Requirements); and (F) no Condemnation or Casualty has occurred which has not been remedied in accordance with the terms of the Operative Documents;

              (iii) delivery of a services agreement to the Lessor (in form and substance satisfactory to the Agent, the Lessor, the Equity Investors and the Note Holders each in their sole and absolute discretion), containing among other things, evidence that the Lessee has made arrangements satisfactory to the Agent in its sole and absolute discretion for the provision of all services necessary to maintain, own, operate or sell the Mill I Property (including obtaining all necessary intellectual property, surveys, permits, rights of way, manuals and contracts specifically associated with the Mill I Property and required for the operation of the Mill I Property as then being operated);

              (iv) an endorsement to the previously delivered ALTA extended coverage owner's title insurance policy issued by the Title Company, marked "premium paid" and increasing the coverage of such policy to an aggregate amount equal to the lesser of (i) the maximum insurable amount or (ii) the Adjusted Capitalized Cost of the Mill I Property, subject only to Permitted Encumbrances and otherwise in form and substance satisfactory to the Note Holders, the Equity Investors, the Lessor and Special Counsel, to be delivered to the Note Holders, the Equity Investors, the Lessor and Special Counsel, together with copies of all documents relating to the Permitted Encumbrances referred to therein, showing record title of the Lessor in the (leasehold estate in and to the) Mill I Property, and in and to Mill I, the Mill I Improvements and the Mill I Alterations;

              (v) all Fixed Rent and Additional Rent shall have been paid in full through such expiration or termination of the Term (or the Extended Term, as applicable);

              (vi) the Lessee shall remove, or cause the removal of, at the Lessee's sole expense, any inventory, fixtures, machinery, equipment or other property belonging to the Lessee or third parties in compliance with paragraph 10(b) and 23(d) of this Lease; and

              (vii) if directed to do so by the Lessor, the Lessee (at its expense) shall execute and deliver any and all further instruments, agreements and documents as may, in the reasonable opinion of the Lessor, be necessary to confirm the termination and expiration of this Lease and to acknowledge that the Lessee, from the date of termination and expiration, ceases to have any interest in the Mill I Property under this Lease and to confirm the Lessor's ownership of the Mill I Property.

              (c) Upon the Lessee's election to terminate this Lease pursuant to and in compliance with paragraph 27(a)(ii) the Lessee shall use reasonable efforts during the twelve-month period prior to the Expiration Date ("Remarketing Period") to obtain bids from unrelated third parties for the Mill
  ------------------
I Property. All bids received by the Lessee shall immediately be copied to the Lessor and the Agent in writing, setting forth the amount of such bid and the name and address of the person submitting such bid. The Lessor, the Agent, the Equity Investors and each Note Holder shall have the right, but not the obligation, to seek bids for the Mill I Property during the Remarketing Period or at any time thereafter. On the Expiration Date or at any time thereafter, provided that all conditions of this paragraph 27 have been met, the Collateral Agent may (but is not obligated to) sell the Mill I Property for cash to the bidder, if any, who shall have submitted the highest bid during the Remarketing Period or any time thereafter on an as-is basis and without recourse or warranty, subject to the provisions of Section 3.01 of the Interparty Agreement. The Lessor shall be entitled to keep the proceeds of such sale after payment of Closing Costs (the "Net Sale Proceeds"), and Lessee shall have no further claim
                    -----------------
thereto except to the extent such Net Sale

Proceeds exceed the outstanding obligations of the Lessee under the Operative Documents.

          (d) So long as no Default, Event of Default or Major Environmental Event exists, the Lessee may request (in its sole discretion), by written notice given to the Agent at least 3 months prior to the Expiration Date an extension of this Lease for one additional period of up to five years (the "Extended
                                                                  --------
Term").  The Lessor and the Lessee shall determine the Applicable Rate for the
----
Extended Term, consistent with the terms outlined below in this paragraph 27(d), and the Lessee shall undertake to enter into all amendments and supplements to the Operative Documents and such other agreements as the Lessor in its sole discretion determines to be necessary and appropriate in connection therewith including, without limitation, delivery to Agent of an appraisal of the Mill I Property (satisfactory in form and substance to the Agent in its sole discretion). If the Lease is extended for the Extended Term, the Lessee shall pay the Agent a remarketing fee, the amount of which shall be determined one month prior to the commencement of the Extended Term. Fixed Rent during the Extended Term shall be paid monthly in arrears, and include an annual amount (payable annually in arrears) to be applied (i) to the outstanding principal amount of the Notes, and (ii) to the outstanding stated amount of the Equity Investment, such annual amount to be based on an amortization schedule (determined by reference to the appraisal described in this paragraph 27(d) and agreed to by the Note Holders and the Equity Investors in their sole discretion).

          (e) The Applicable Rate, the principal amount of the commitments to be agreed upon by each Note Holder and each Equity Investor and Commitment Fees payable during the Extended Term shall be determined as follows:

              (i) Within ten (10) days after receipt of Lessee's request to extend this Lease pursuant to this paragraph 27(d), the Agent shall, in accordance with provisions of the letter agreement of even date herewith (the "Extension Letter") among the Lessee and each APA Purchaser, the manager under
 ----------------
the Management Agreement, CNAI, the Equity Investor, the Lessor and the Collateral Agent, consult with each party to the Extension Letter to determine
(A) the amount of the Applicable Rate, the Fixed Rent and the Commitment Fees, if any, for the Extended Term at which the Note Holders, the Equity Investors and other applicable Persons are willing to continue their respective interests for the Extended Term (the "Proposed Extension Rates"), or (B) whether any such
                            ------------------------
Person is unwilling to continue its interest during the Extended Term; and the Agent shall promptly thereafter notify the Lessee thereof.

              (ii) If the Agent notifies the Lessee of the Proposed Extension Rates, the Lessee shall, within five Business Days after such notice, notify the Agent whether the Lessee is willing to accept the Proposed Extension Rates for the Extended Term and, if not, at what Applicable Rate, Fixed Rent and Commitment Fees the Lessee is willing to accept for the Extended Term (the "Lessee's Extension Rates"); provided, however, that in the event that the
 ------------------------    --------  -------
Equity Investor and the Lessor are the same person, the

Lessee agrees that any extension of this Lease agreed to by the Lessee with either the Equity Investor or the Lessor shall also include such other Person.

              (iii) If any party to the Extension Letter notifies the Agent that it is unwilling to extend this Lease in accordance with clause (i)(B) above or if the Lessee notifies the Agent that it is unwilling to accept the Proposed Extension Rates and advises the Agent of the Lessee's Extension Rates as set forth above, the Agent shall use reasonable efforts to locate replacement lenders, investors and other Persons as necessary to extend this Lease for the Extended Term on Lessee's Extension Rates.

              (iv) If the Lessee fails to give the Agent the notice described in clause (ii) of this paragraph 27(e), or, if within one month after Lessee's request to extend this Lease pursuant to paragraph 27(d), the Agent has been unable to locate replacement lenders, investors or other Persons as necessary to extend this Lease for the Extended Term on Lessee's Extension Rates, the Agent shall notify the Lessee and the Lessee, within five Business Days after such notice shall give the Agent notice of either (x) the Lessee's agreement to extend this Lease for the Extended Term at the Proposed Extension Rates, if any, or (y) in all other cases, the Lessee's election pursuant to paragraph 27(a)(i) hereof; provided, that if the Lessee fails to give the Agent such notice, the Lessee shall be deemed to have given notice of its election pursuant to paragraph 27(a)(i) hereof.

          (e) If Lessee is unable to satisfy one or more of the conditions set forth in paragraphs 27(b) and 27(c) hereof, or fails to elect either (i) or (ii) under paragraph 27(a) hereof, the Lessee shall be deemed to have elected to proceed under paragraph 27(a)(i) hereof, in which case Lessee shall purchase the Mill I Property pursuant to and in accordance with said paragraph 27(a)(i).

          28.  Protective Expenditures.  At any time after the expiration or
               -----------------------
other termination of this Lease, if the Lessee has not purchased the Mill I Property pursuant to the terms of this Lease, any Note Holder, any Equity Investor or the Lessor shall have the right to pay, or to fund the Collateral Agent's payment of, (i) real estate Taxes due and owing with respect to the Mill I Property or (ii) insurance premiums required to maintain the coverage required during the Term of this Lease pursuant to Section 5.01(o) of the Participation Agreement (each a "Protective Expenditure"). Reimbursement of Protective
                   ----------------------
Expenditures made by any Note Holder, any Equity Investor or the Lessor in accordance with this paragraph 28 shall be made upon a sale of the Mill I Property pursuant to the provisions set forth in the Interparty Agreement.

          29.  Limitations on Amounts Payable. Notwithstanding anything to the
               ------------------------------
contrary contained in this Lease or any of the other Operative Documents, the amounts which the Lessee is obliged to pay, as Fixed Rent pursuant to this Lease and the other Operative Documents, and the amounts which Lessor, Agent, the Equity Investors and the Note Holders are entitled to receive as Fixed Rent pursuant to this Lease and other Operative

Documents, are subject to limitations pursuant to Section 8.17 of the Participation Agreement.

          30.  No Merger of Title.  There shall be no merger of this Lease nor
               ------------------
of the leasehold estate created by this Lease with the ownership of the Mill I Parcel, Mill I, the Mill I Improvements or the Mill I Alterations by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Lease or the leasehold estate created by this Lease or any interest in this Lease or interest in the fee or leasehold ownership of the Mill I Parcel, Mill I, the Mill I Improvements or the Mill I Alterations and no such merger shall occur unless and until all Persons having any interest in (x) the leasehold estate created by this Lease and (y) the ownership of the Mill I Parcel, Mill I, the Mill I Improvements or the Mill I Alterations, or any part thereof shall join in a written instrument effecting such merger and shall duly record the same.

          31.  Payments to the Agent.  The Lessee hereby acknowledges, and the
               ---------------------
Lessor hereby directs, that all payments of Fixed Rent, Additional Rent and other sums due to the Lessor hereunder shall be made to the Agent, on behalf of the Lessor, to the account specified for the Agent in Schedule I to the Participation Agreement.

          32.  Remaining Moneys.  Except as otherwise provided for herein or in
               ----------------
the Interparty Agreement, any and all moneys remaining, and all residual interests in the Mill I Property after all payments of interest on and principal of the Notes, and all payments of current yield on and the stated amount of the Equity Investment and all payments of other sums due to the parties entitled thereto under the Operative Documents, have been made in accordance with the Operative Documents, shall be paid and assigned to the Lessee.

          33.  Replace and Supersede.  This Lease replaces and supersedes in all
               ---------------------
respects the Original Mill I Lease, which Original Mill I Lease shall, from and after the date hereof, be of no further force or effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed by their respective Officers thereunto duly authorized as of the date hereof.

                              LESSOR:

                              CREDIT SUISSE LEASING
                              92A, L.P.
                              By:
                                 CREDIT SUISSE FIRST BOSTON,
                                 its general partner
                                 By: /s/ Richard P. O'Day
                                    ------------------------
                                    Name:  Richard P. O'Day
                                    Title: Associate


                                 By: /s/ Rita A. Santelli
                                    ------------------------
                                    Name:  Rita A. Santelli
                                    Title: Associate

STATE OF NEW YORK     )
                      :  ss.:
COUNTY OF NEW YORK    )


          The foregoing instrument was acknowledged before me this 31st day of January, 1997, by Richard O'Day, as Associate of CREDIT SUISSE FIRST BOSTON, the general partner of CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership, in his capacity as Associate of such general partner and on behalf of said limited partnership. He is personally known to me or has produced ___________________ as identification.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in New York, New York the day and year last above written.

          (SEAL)


                         /s/ Daniel E. Carroll
                         -------------------------------
                         Printed Name: Daniel E. Carroll
                         Notary Public in and for said State
                         Commissioned in New York County

My Commission Expires:


August 31, 1997

STATE OF NEW YORK     )
                      :  ss.:
COUNTY OF NEW YORK    )


          The foregoing instrument was acknowledged before me this 31st day of January, 1997, by Rita A. Santelli as Associate of CREDIT SUISSE FIRST BOSTON, the general partner of CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership, in his capacity as Associate of such general partner and on behalf of said limited partnership. He is personally known to me or has produced ___________________ as identification.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in New York, New York the day and year last above written.

          (SEAL)


                         /s/ Daniel E. Carroll
                         -------------------------------
                         Printed Name: Daniel E. Carroll
                         Notary Public in and for said State
                         Commissioned in New York County

My Commission Expires:


August 31, 1997

                                             LESSEE:
                                             TENNECO PACKAGING INC.

Attest:/s/ James D. Gaughan                  By:/s/ Karen R. Osar
       --------------------                     -----------------
       Name: James D. Gaughan                Name:  Karen R. Osar
       Title: Assistant Secretary            Title: Vice President

        [Seal]

Agreed to and Accepted:

          CITIBANK, N.A., as Agent

          By:/s/ Carolyn R. Bodner
             ----------------------
             Name:  Carolyn R. Bodner
             Title: Vice President

STATE OF New York  )
                   :  ss.:
COUNTY OF New York )


          On this 31st day of January, 1997, before me personally appeared Karen
R. Osar, to me personally known, who being by me duly sworn, did say that [he/she] is the Vice President of TENNECO PACKAGING, INC., a Delaware corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said general partner and that said instrument was signed and sealed on behalf of said general partner by authority of its Board of Directors, and said Vice President acknowledged said instrument to be the free act and deed of said general partner.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Westchester County the day and year last above written.

                         /s/ Nancy Mangano
                         ------------------------------

                                  P r i n t e d
                         Name: Nancy Mangano
                               -----------------
                         Notary Public in and for said State
                         Commissioned in Westchester County

My Commission Expires:
May 31, 1997

                                  SCHEDULE A
                                  ----------

                       Description of the Mill I Parcel
                       --------------------------------

LAND IN THE CITY OF ________, ________ COUNTY, ________, legally described as follows:

                                  SCHEDULE B
                                  ----------

                    Fixed Rent and Additional Rent Schedule
                    ---------------------------------------

Capitalized terms used herein and not defined herein shall have the meanings
--------------------------------------------------------------------------------
assigned to them in the Lease (including terms defined by reference in the Lease
--------------------------------------------------------------------------------
to the other Operative Documents).
----------------------------------
I.   Fixed Rent
     ----------

     A.        The "Adjusted Capitalized Cost" of the Mill I Property as a whole
                    -------------------------
          at any time during the Term (or the Extended Term, as applicable) is
          (i) the sum of each of the aggregate unpaid principal amounts of the A-Notes and the B-Notes (without taking into account any prepayment pursuant to the last sentence of Section 2.04 of the Loan Agreement) at such time and the unpaid stated amount of the Equity Investment at such time times (ii) the Mill I Percentage.

     B.        "Fixed Securitization Costs" shall mean, without duplication of
                --------------------------
          any of the following fixed securitization costs and without duplication of any other fixed costs related to the Operative Documents or the Securitization Documents payable by the Lessee, the fee of the Managing Agent pursuant to the Management Agreement or any related fee letter, the fee of the Servicing Agent pursuant to the Servicing Agreement or any related fee letter, and the monthly commitment fee payable to CXC's Credit Enhancer pursuant to the Securitization Fee Letter.

C.             The "Mill I Percentage" means initially the updated appraised
                    -----------------
          fair market value of the Mill I Property divided by the Acquisition Costs and thereafter the percentage calculated by dividing (i) the Actual Project Costs actually expended on the Mill I Property (on and as of the date of such calculation) by (ii) the sum of the Actual Project Costs actually expended on the Mill I Property (on and as of the date of such calculation) plus the Actual Project Costs actually expended on the Mill II Property (on and as of the date of such calculation).

D. Fixed Rent during the Term (or the Extended Term, as applicable) shall be due and payable in arrears on each Payment Date (subject, in the case of Fixed Securitization Costs, to the rights of Lessee under, and the limitations on such payments contained in, the Operative Documents). "Fixed Rent" for each Payment Date during the Term shall
                       ----- ----
          be equal to the product of (i) the portion of Adjusted Capitalized Cost represented by each Instrument multiplied by (ii) the Applicable
                                              -------------
          Rate for each Instrument in effect prior to such Payment Date; plus
                                                                         ----
          Fixed Securitization Costs.

               II.  Additional Rent
                    ---------------

A. In addition to such Additional Rent as may otherwise be payable under the Lease, Lessee shall pay, without duplication, within five
          (5) days after a demand therefor (but subject in all cases to the rights of Lessee under, and the limitations on such payments contained in, the Operative Documents) as Additional Rent, without duplication, all Additional Costs. Promptly after the Lessor receives notice from any Note Holder, Equity Investor or such other Persons requesting payment of any Additional Costs to be payable as Additional Rent the Lessor shall notify Lessee of the same. The failure to provide such notice as to any Additional Costs shall not affect the right of any Equity Investor, Note Holder or such other Person to recover Additional Rent for the same.

B.             "Additional Costs" shall mean all Break Costs, Funding Costs,
                ----------------
          Reserve Costs, Increased Costs, Charges, Other Taxes, Variable Securitization Fees, Illegality Costs and other amounts required to be paid (or indemnified against) by the Lessee pursuant to Article V of the Participation Agreement.

C. Upon requesting that Lessee pay Additional Rent pursuant to paragraph II. A. above, the Lessor shall deliver to Lessee a certificate in reasonable detail executed by the Equity Investors, Note Holders or such other Persons requesting payment of Additional Costs, as the case may be, charging such Additional Rent and (i) setting forth the basis for and the Amount of such Additional Rent, and (ii) in the case of Increased Costs, stating that such Increased Costs are generally being charged by such Equity Investor or Note Holder to other similarly situated Persons under similar arrangements. Such certificate shall be conclusive and binding for all purposes, absent manifest error, unless such certificate fails to set forth the information required above.

                                   Exhibit A
                                   ---------

                               Performance Tests
                               -----------------

STATE OF            )
--------------------
                    :  ss.:
COUNTY OF __________)

          The foregoing instrument was acknowledged before me this ____ day of __________, 1997, by _______________, as _____________ of CREDIT SUISSE FIRST
BOSTON, the general partner of CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership, in his capacity as _________________ of such general partner and on behalf of said limited partnership. He is personally known to me or has produced ___________________ as identification.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in _______________________ the day and year last
                                      (SEAL)
above written.




                         Printed Name:
                         Notary Public in and for said State
                         Commissioned in ___________ County

My Commission Expires:

                                      -1-